                                                            EXHIBIT 2

                                           EXECUTION COPY

      AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


                        BY AND AMONG

                  WESTERN RESOURCES, INC.,

              KANSAS GAS AND ELECTRIC COMPANY,

                         NKC, INC.,

                             AND

              KANSAS CITY POWER & LIGHT COMPANY


                 Dated as of March 18, 1998

           AMENDED  AND RESTATED AGREEMENT  AND  PLAN  OF
MERGER (this "Agreement"), dated as of March 18, 1998, by
and  among  Western Resources, Inc., a Kansas corporation
("Western Resources"), Kansas Gas and Electric Company, a
Kansas corporation and wholly owned subsidiary of Western
Resources  ("KGE"), and NKC, Inc., a newly formed  Kansas
corporation  and  wholly  owned  subsidiary  of   Western
Resources  ("New KC"), on the one hand, and  Kansas  City
Power & Light Company, a Missouri corporation ("KCPL"), on the other hand.

           WHEREAS, Western Resources and KCPL entered into an agreement and plan of merger (the "Original
Agreement"), dated as of February 7, 1997 (the  "Original
Execution Date"), and wish to amend and restate the Original Agreement as specified herein;

            WHEREAS,  Western  Resources'  rate-regulated
electric  division ("KPL") is engaged in the  production,
purchase,   transmission,  distribution   and   sale   of
electricity (the "KPL Business");

            WHEREAS,  immediately  prior  to   the   KCPL
Effective  Time  (as  defined in  Section  3.3),  Western
Resources  will contribute to KGE all of the  KPL  Assets
(as defined in Section 1.1) and KGE will assume all of the Assumed Liabilities (as defined in Section 1.2, such contribution and assumption, the "Asset Contribution")), upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, immediately prior to the KGE Effective
Time, Western Resources will contribute to KGE shares of Western Resources Common Stock (as defined in Section 1.6
(the "Stock Contribution")), upon the terms and subject to the conditions set forth in this Agreement;

           WHEREAS,  the boards of directors of  each  of
Western  Resources  and  KGE  have  approved  the   Asset
Contribution and the Stock Contribution, upon  the  terms
and   subject  to  the  conditions  set  forth  in   this
Agreement;

           WHEREAS, the respective boards of directors of each of KCPL and New KC have approved the merger of KCPL with and into New KC with New KC being the surviving corporation (the "KCPL Merger"), upon the terms and subject to the conditions set forth in this Agreement;

           WHEREAS, the respective boards of directors of each of New KC, Western Resources and KGE have approved the merger of KGE with and into New KC with New KC being the surviving corporation (the "KGE Merger"), upon the terms and subject to the conditions set forth in this Agreement;

           WHEREAS, it is intended that, for federal income tax purposes the KGE Merger and the KCPL Merger shall qualify as a reorganization under the provisions of

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Section  368(a) of the Internal Revenue Code of 1986,  as
amended,   and  the  rules  and  regulations  promulgated
thereunder (the "Code");

           WHEREAS, for purposes of Section 354(a) of the Code, the Western Resources Common Stock distributed pursuant to the Western Resources Stock Distribution (as defined in Section 4.1 hereof) shall be treated as stock of Western Resources, a party to the reorganization, distributed in pursuance of the plan of reorganization;

           WHEREAS, Western Resources, KGE, KCPL and  New
KC  desire  to make certain representations,  warranties,
covenants   and  agreements  in  connection   with   this
Agreement; and

           WHEREAS,  KCPL and UtiliCorp United,  Inc.,  a
Delaware corporation ("UtiliCorp"), were parties to that certain Amended and Restated Agreement and Plan of Merger among KCPL, KC Merger Sub, Inc., a Delaware corporation,
UtiliCorp and KC United Corp., a Delaware corporation, dated as of January 19, 1996, as amended and restated as of May 20, 1996 (the "UtiliCorp Agreement"), which KCPL has terminated in accordance with the terms thereof.

            NOW,  THEREFORE,  in  consideration  of   the
premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                        ARTICLE I.

                      THE CONTRIBUTIONS

      Section 1.1  The Asset Contribution.

       (a)   Contribution.  Immediately prior to the KCPL
Effective  Time and as a condition precedent to  the  KGE
Merger,  Western Resources shall contribute, or cause  to
be contributed, to KGE, and KGE shall acquire, all of the
right, title and interest of Western Resources in, to and
under the assets, property and interests owned by Western
Resources  that are used in, or related to  or  generated
by,  the  KPL  Business,  of every  type,  character  and
description, tangible and intangible, real, personal  and
mixed, accrued, contingent or otherwise, wherever located
and whether or not reflected on the books and records  of
Western  Resources as of the Closing Date (as defined  in
Section  5.1) (the "KPL Assets"), other than  securities,
the corporate headquarters of Western Resources and those
assets  necessary for the operation of Western  Resources
as   a  holding  company  after  the  Closing  Date,  the
categories of which are described in Section 1.1(b) of the Western Resources Disclosure Schedule (as defined in
Section 7.2 hereof) (the "Non-KPL Assets").

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       (b)   KPL Balance Sheet; Non-KPL Assets.   Section
1.1(b) of the Western Resources Disclosure Schedule  sets
forth  (i)  an  unaudited pro forma  balance  sheet  that
represents  in all material respects, as of December  31,
1997,  the  assets and liabilities of KPL, as though  the
Asset  Contribution had been made on such date (the  "KPL
Balance  Sheet"), and (ii) a list, as of the date hereof,
of  the  Non-KPL Assets which are not reflected  in  such
balance sheet.  The KPL Assets shall include such assets,
properties  and interests as are necessary to enable  New
KC  to  operate the KPL Business in accordance with  past
practice.   The  Non-KPL  Assets shall  not  include  any
asset, property or interest as is necessary to operate the KPL Business in accordance with past practice.

       (c)   KPL  Business and KGE at  Closing.   At  the
Closing,   the   KPL  Business  and  KGE   will   contain
substantially the same assets and liabilities as they did
as  of  December 31, 1997, subject to modifications  that
reflect ordinary course operation of the KPL Business and
KGE  in  accordance with past practice prior to the  date
hereof.   Western Resources shall not make  or permit  to
be made any changes in the accounting methods used with respect to the KPL Business or KGE, except as required by applicable law, rule, regulation or GAAP.

       Section  1.2   Liabilities Assumed.   Concurrently
with  the Asset Contribution contemplated in Section 1.1,
KGE  shall assume and agree to pay, perform and discharge
when  due all debts, claims, losses, liabilities,  leases
and    obligations    whatsoever,   including,    without
limitation,  debts,  indebtedness  for  borrowed   money,
guaranties,  liabilities, obligations,  and  claims  with
respect  to  any contracts included in the KPL  Business,
that arise out of, or relate to or are generated by,  the
KPL Assets or the operations of the KPL Business, whether
arising  before  or  after  the  Asset  Contribution  and
whether  known  or  unknown,  fixed  or  contingent  (the
"Assumed  Liabilities").  The Assumed  Liabilities  shall
also   include   an   aggregate   principal   amount   of
indebtedness for borrowed money of Western Resources so that aggregate total indebtedness for borrowed money
(including preferred stock) of KGE equals $1.9 billion immediately prior to the KGE Effective Time; provided, however, that the Assumed Liabilities shall not include indebtedness for borrowed money of Western Resources if KGE immediately prior to the KGE Effective Time already has indebtedness for borrowed money (including preferred stock) of $1.9 billion, it being understood that in no case shall the indebtedness for borrowed money (including preferred stock) of KGE exceed $1.9 billion immediately prior to the KGE Effective Time.

       Section 1.3  Retained Liabilities.  Except for the
Assumed  Liabilities, Western Resources shall retain  and
have  full responsibility for and obligation with respect
to  all  debts, claims, losses, indebtedness for borrowed
money,  guaranties, liabilities, leases  and  obligations
whatsoever  of Western Resources and its Affiliates   (as
defined in Section 6.17 hereof) and Subsidiaries (as defined in Section 6.1 hereof) (other than New KC after the KGE Effective Time (as defined herein)).

        Section   1.4   Instruments  of  Transfer.    The
conveyance, transfer, assignment and delivery of the  KPL
Assets   to  KGE  and  the  assumption  of  the   Assumed
Liabilities by KGE shall be effected by one or more assignments, assumption agreements, regulatory orders and any other transfer documents, as may be necessary, or as KCPL may reasonably request. As to the real property interests held in fee included in the KPL Assets, the conveyances shall be by special warranty deed, subject to Permitted Liens (as defined in Section 7.20).

       Section  1.5  Assignment or Assumption of Contract
Rights.   Anything  in  this Agreement  to  the  contrary
notwithstanding, this Agreement shall not  constitute  an
agreement to assign or assume any claim, contract, lease,
commitment  or any claim or right or any benefit  arising
thereunder   or  resulting  therefrom  if  an   attempted
assignment or assumption thereof, without the consent  of
a third party thereto, would constitute a breach thereof.
If  such  consent  is not obtained, or  if  an  attempted
assignment  thereof would be ineffective or would  affect
the rights of Western Resources thereunder so that KGE or
New KC would not in fact receive all such rights, Western
Resources  will  cooperate with New  KC  in  arrangements
reasonably designed to provide for New KC, at the expense
of New KC, the benefits under any such claims, contracts,
licenses,   leases  or  commitments  including,   without
limitation, enforcement for the benefit of New KC of  any
and all rights of Western Resources against a third party
thereto arising out of the breach or cancellation by such
third  party or otherwise; and any transfer or assignment
to  New  KC  by  Western Resources  of  any  property  or
property rights or any contract or agreement which  shall
require the consent or approval of any third party  shall
be  made  subject  to  such  consent  or  approval  being
obtained;   provided,  however,  that  any  third   party
consents to the assignment of such contracts shall provide that Western Resources shall be released in full from its obligations under such contracts.

      Section 1.6  The Stock Contribution.

       Immediately prior to the KGE Effective Time and as
a   condition  precedent  to  the  KGE  Merger,   Western
Resources  shall contribute, or cause to be  contributed,
to  KGE,  shares of partly paid Western Resources  Common
Stock,  par value $5.00 per share (the "Western Resources
Common  Stock").  The amount of Western Resources  Common
Stock  to be contributed to KGE pursuant to this  Section
shall be equal to the product of (x) the number of shares
of Common Stock, without par value, of KCPL ("KCPL Common
Stock")   (other  than  shares  of  KCPL   Common   Stock
beneficially   owned  by  Western  Resources   or   KCPL,
Dissenting Shares (as defined in Section 2.4(a)) and shares (or any portion thereof) of KCPL Common Stock in respect of which cash is to be paid in lieu of fractional shares pursuant to Section 4.1) issued and outstanding immediately prior to the Stock Contribution times (y) the Conversion Ratio. The term "Conversion Ratio" means the quotient (rounded to the nearest 1/100,000) determined by dividing $23.50 by the Western Resources Index Price (as defined below); provided, however, that if the Western
Resources  Index  Price (i) is greater than  $58.46,  the
Conversion Ratio shall be fixed at 0.449, provided that if 0.449 multiplied by the Western Resources Index Price exceeds $30.00, the Conversion Ratio shall mean the quotient (rounded to the nearest 1/100,000) obtained by dividing $30.00 by the Western Resources Index Price,
(ii) is greater than $55.03 but less than or equal to $58.46, the Conversion Ratio shall mean the quotient
(rounded  to the nearest 1/100,000) obtained by  dividing
$26.25 by the Western Resources Index Price, (iii) is greater than $52.41 but less

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than or equal to $55.03, the
Conversion Ratio shall be fixed at 0.477, (iv) is greater
than  $50.00  but  less  than or  equal  to  $52.41,  the
Conversion Ratio shall mean the quotient (rounded to  the
nearest 1/100,000) determined by dividing $25.00  by  the
Western Resources Index Price, (v) is greater than $47.00
but  less  than or equal to $50.00, the Conversion  Ratio
shall be fixed at 0.500, (vi) is greater than $35.01  but
less  than or equal to $38.27, the Conversion Ratio shall
be  fixed at 0.614, (vii) is greater than $29.78 but less
than  or equal to $35.01, the Conversion Ratio shall mean
the  quotient (rounded to the nearest 1/100,000  obtained
by  dividing $21.50 by the Western Resources Index  Price
or (viii) is less than or equal to $29.78, the Conversion
Ratio  shall  be  fixed  at  0.722.   The  term  "Western
Resources Index Price" means the aggregate of the average of the high and low sales prices of Western Resources
Common  Stock (as reported on the New York Stock Exchange
(the "NYSE") Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) on each of the twenty consecutive NYSE trading days ending the tenth
NYSE  trading day immediately preceding the KGE Effective
Time, divided by 20. Notwithstanding the foregoing, no certificates or scrip representing fractional shares of Western Resources Common Stock shall be contributed to KGE in the Stock Contribution.

       Section 1.7  Certain Taxes.  Each of New KC (after
the KGE Merger) and Western Resources shall pay one half of the total of (i) all transfer, stamp, sales or use
Taxes (as defined in Section 6.9) and any filing, recording, regulatory or similar fees or assessments payable or determined to be payable in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby and (ii) all costs and expenses incurred by Western Resources or KGE arising out of or relating to obtaining any third party consents and approvals in connection with the Asset
Contribution and the KGE Merger.


                        ARTICLE II

             MERGER OF KCPL WITH AND INTO NEW KC

        Section 2.1  The KCPL Merger.  Upon the terms and
subject to the conditions of this Agreement, at the  KCPL
Effective Time (as defined in Section 2.3), KCPL shall be merged with and into New KC in accordance with the laws of the States of Missouri and Kansas. New KC shall be the surviving corporation in the KCPL Merger and shall continue its corporate existence under the laws of the State of Kansas. The effects and the consequences of the KCPL Merger shall be as set forth in Section 2.2.

        Section 2.2  Effects of the KCPL Merger.  At  the
KCPL Effective Time, (i) the Articles of Incorporation of
New  KC,  as  in  effect immediately prior  to  the  KCPL
Effective Time, shall be the articles of incorporation of New KC (the "New KC Articles") until thereafter amended as provided by law and the New KC Articles, and (ii) the by-laws of New KC, as in effect immediately prior to the KCPL Effective Time, shall be the by-laws of New KC (the
"New KC By-Laws") until thereafter amended as provided by law, the New KC Articles, and such by-laws. Subject to the foregoing, the additional effects of the KCPL Merger shall be as provided in the applicable provisions of the General and Business Corporation Law of Missouri (the
"MGBCL") and the General Corporation Code of the State of Kansas (the "KGCC").

        Section 2.3   Effective Time of the KCPL  Merger.
On the Closing Date, a certificate of merger shall be executed and filed by New KC and KCPL with the Secretary of State of the State of Kansas pursuant to the KGCC and articles of merger shall be executed and filed with the Secretary of State of the State of Missouri pursuant to the MGBCL. The KCPL Merger shall become effective upon the certification by the Secretary of State of the State of Kansas that the certificate of merger relating to the KCPL Merger has been duly filed (the "KCPL Effective
Time").

       Section 2.4  Effect of the KCPL Merger on KCPL and
New KC Capital Stock.

       (a)   Capital  Stock  of  KCPL.  As  of  the  KCPL
Effective  Time,  by virtue of the KCPL Merger  and  upon
surrender by any holder of shares of KCPL Common Stock of
such    shares,   subject   to   Section    2.4(b)    and
Section 2.4(d), each issued and outstanding share of KCPL
Common  Stock  (other than shares of  KCPL  Common  Stock
beneficially owned by KCPL either directly or  through  a
wholly  owned Subsidiary and shares of KCPL Common  Stock
("Dissenting  Shares")  that are  owned  by  shareholders
("Dissenting  Shareholders") exercising appraisal  rights
pursuant   to  Section  351.455  of  the  MGBCL),   shall
represent  one  fully  paid and  nonassessable  share  of
Series A Common Stock, without par value, of New KC ("New
KC  Series  A  Common Stock").  As of the KCPL  Effective
Time, by virtue of the KCPL Merger and without any action
on  the  part of Western Resources, each share of New  KC
Series   A  Common  Stock  previously  owned  by  Western
Resources shall be cancelled.

       (b)  Cancellation of Certain KCPL Common Stock and
New  KC Common Stock.  As of the KCPL Effective Time,  by
virtue  of the KCPL Merger and without any action on  the
part  of any holder of any capital stock of KCPL  or  New
KC,  any  shares of KCPL Common Stock or  New  KC  Common
Stock  that  are  owned  by KCPL  as  treasury  stock  or
otherwise  or by New KC or by any wholly owned Subsidiary
of New KC or KCPL shall be canceled and retired and shall
cease   to  exist  and  no  stock  of  New  KC  or  other
consideration shall be issued or delivered in exchange therefor.

       (c)  Redemption of KCPL Preferred Stock.  Prior to
the  KCPL Effective Time, the Board of Directors of  KCPL
shall call for redemption all outstanding shares of  KCPL
Preferred  Stock  (as  defined  in  Section  6.3)  at   a
redemption price equal to the amount set forth in the Restated Articles of Consolidation of KCPL, together with all dividends accrued and unpaid to the date of such redemption and take all other required actions so that all shares of KCPL Preferred Stock shall be redeemed and no such shares shall be deemed to be outstanding at the KCPL Effective Time or entitled to vote on the approval of this Agreement and the transactions contemplated hereby.

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

      (d) Dissenters' Rights. No Dissenting Shareholder shall be entitled to shares of New KC Series A Common
Stock or cash in lieu of fractional shares thereof or any distributions pursuant to this Article II or Section 4.1 unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the KCPL Merger under the MGBCL, and any Dissenting
Shareholder shall be entitled to receive only the payment provided by Section 351.455 of the MGBCL with respect to shares of KCPL Common Stock owned by such Dissenting
Shareholder. If any Person who otherwise would be deemed a Dissenting Shareholder shall have failed to perfect properly or shall have effectively withdrawn or lost the right to dissent with respect to any shares of KCPL
Common Stock, such shares of KCPL Common Stock shall thereupon be treated as though such shares of KCPL Common
Stock had been converted into shares of New KC Series A
Common Stock pursuant to Section 2.4(a) hereof, and, to the extent such failure, withdrawal or loss occurs subsequent to the Closing Date, Western Resources and New
KC shall issue shares of Western Resources Common Stock and New KC Series A Common Stock in accordance with
Sections 1.6 and 2.4(a), respectively, of this Agreement.
KCPL shall give Western Resources and New KC (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by KCPL relating to shareholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the MGBCL. KCPL shall not, except with the prior written consent of Western Resources and New KC, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

        Section 2.5   Debt of New KC.  Immediately  after
the  KCPL  Effective Time but prior to the KGE  Effective
Time (as defined in Section 3.3), New KC shall cause KLT,
Inc., a wholly owned subsidiary of New KC as a result of the KCPL Merger ("KLT"), to assume any indebtedness for borrowed money of New KC in excess of $800 million aggregate principal amount (including preferred stock).

        Section 2.6  Name of New KC.  Prior to  the  KCPL
Effective Time, Western Resources and KCPL shall agree as to a new name for New KC and shall take all actions necessary to change its name.


                        ARTICLE III

             MERGER OF KGE WITH AND INTO NEW KC

        Section 3.1  The KGE Merger.  Upon  the terms and
subject to the conditions of this Agreement, at the KGE
Effective Time, KGE shall be merged with and into New KC in accordance with the laws of the State of Kansas. New KC shall be the surviving corporation in the KGE Merger and shall continue its corporate existence under the laws of the State of Kansas. New KC after the KGE Effective Time is sometimes referred to herein

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

as the "Surviving Corporation." The effects and the consequences of the KGE Merger shall be as set forth in
Section 3.2.

        Section 3.2  Effects of the KGE Merger.

        (a)  New  KC Articles and By-Laws.  At  the  KGE
Effective Time, (i) the articles of incorporation of  New
KC,  as  in effect immediately prior to the KGE Effective
Time,  shall  be  the  articles of incorporation  of  the
Surviving   Corporation,  until  thereafter  amended   as
provided by law and the New KC Articles, and (ii) the by-laws of New KC as in effect immediately prior to the KGE
Effective  Time,  shall be the by-laws of  the  Surviving
Corporation, until thereafter amended as provided by law, the New KC Articles, and such by-laws. Subject to the foregoing, the additional effects of the KGE Merger shall be as provided in the applicable provisions of the KGCC.

         (b) Dissenters' Rights. Western Resources shall not exercise dissenters' rights under the KGCC with respect to the KGE Merger.

         Section 3.3   Effective Time of  the  KGE
Merger.   On  the Closing Date, a certificate  of  merger
shall  be  executed and filed by New KC and KGE with  the
Secretary of State of the State of Kansas pursuant to the
KGCC.   The  KGE Merger shall become effective  upon  the
certification by the Secretary of State of the State of Kansas that the certificate of merger relating to the KGE
Merger has been duly filed (the "KGE Effective Time"), provided, that, the KGE Effective Time shall occur after the KCPL Effective Time.

        Section 3.4  Effect of the KGE Merger  on
KGE  Capital  Stock.   As of the KGE Effective  Time,  by
virtue  of the KGE Merger and without any action  on  the
part   of  Western  Resources  all  of  the  issued   and
outstanding shares of Common Stock, without par value, of
KGE  ("KGE  Common Stock"), shall be converted  into  and
become  such  number of shares of Series B Common  Stock,
without  par  value, of New KC ("New KC Series  B  Common
Stock"),  representing, assuming there are no  Dissenting
Shares, 80.1% of the fully diluted outstanding shares  of
New  KC.   Immediately  after consummation  of  the  KCPL
Merger  and  the  KGE  Merger,  assuming  there  are   no
Dissenting  Shares,  the outstanding  shares  of  New  KC
Series  A  Common Stock to be issued pursuant to  Section
2.4(a) shall constitute 19.9% of the fully diluted outstanding shares of New KC.

         Section 3.5  Effect of the KGE Merger  on
Certain  Western Resources Common Stock.  As of  the  KGE
Effective  Time, by virtue of the KGE Merger the  Western
Resources  Common Stock contributed to  KGE  pursuant  to
Section   1.6   hereof  shall  become  fully   paid   and
nonassessable.

                        ARTICLE IV

                   ADDITIONAL TRANSACTIONS

         Section 4.1   Distribution  of   Western
Resources  Common  Stock.    Immediately  after  the  KGE
Effective Time, New KC shall, in connection with the  KGE
Merger,  distribute to holders of New KC Series A  Common
Stock  the Western Resources Common Stock contributed  to
KGE pursuant to the Stock Contribution to each holder  of
New  KC  Series A Common Stock (including any  shares  of
Western Resources Common Stock issued pursuant to Section
2.4(d),  the  "Western  Resources  Stock  Distribution").
Each  share  of  New KC Series A Common  Stock  shall  be
entitled  to  receive a distribution of  that  number  of
shares  of  Western Resources Common Stock equal  to  the
product  of (a) the number of shares of Western Resources
Common  Stock  contributed to KGE pursuant to  the  Stock
Contribution times (b) a quotient, the numerator of which
is  1 and the denominator of which is the total number of
shares  of  New  KC  Series  A Common  Stock  issued  and
outstanding  immediately after the KCPL  Effective  Time.
The  number of shares of New KC Series A Common Stock and
the  number of shares of Western Resources Common  Stock,
respectively, to be issued in the KCPL Merger to  holders
of  KCPL  Common  Stock and distributed  in  the  Western
Resources  Stock  Distribution  to  holders  (other  than
Western  Resources) of New KC Series A Common  Stock  are
together  sometimes referred to herein as the  "Aggregate
Consideration."   Notwithstanding   the   foregoing,   no
certificates or scrip representing fractional shares of Western Resources Common Stock shall be distributed pursuant to this Section 4.1. A holder of New KC Series
A Common Stock who would otherwise have been entitled to a fractional share of Western Resources Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the Western Resources
Index Price, without any interest thereon.

       Section 4.2  Distribution of KLT  Capital
Stock  to Western Resources.  Immediately after  the  KGE
Effective  Time,  New  KC  shall  distribute  to  Western
Resources all of the outstanding shares of capital stock of KLT (the "KLT Stock Distribution").

       Section 4.3  Conversion of New KC Series B
Common  Stock  Owned  by Western Resources.   Immediately
after the Western Resources Stock Distribution, without any action on the part of Western Resources, each share of New KC Series B Common Stock owned by Western
Resources shall automatically represent one fully paid and nonassessable share of New KC Series A Common Stock
(the "Series B Conversion").


                          ARTICLE V

                         THE CLOSING

        Section 5.1  Closing.  The closing of the
transactions contemplated hereby (the "Closing") shall take place at the offices of Sullivan & Cromwell, 125 Broad
Street, New

York, New York 10004 at 10:00 A.M.,
local time, on the tenth NYSE trading day immediately following the date on which the last of the conditions set forth in Article X hereof is fulfilled or has been waived or at such other time, date and place as Western
Resources  and  KCPL shall mutually agree  (the  "Closing
Date").


                        ARTICLE VI

           REPRESENTATIONS AND WARRANTIES OF KCPL

         KCPL makes the following representations and warranties to Western Resources, KGE and New KC:

         Section  6.1  Organization and  Qualification.
KCPL and each of the  KCPL  Subsidiaries (as  defined
below) is a corporation or other entity duly
organized,  validly existing and in good  standing  under
the   laws  of  its  jurisdiction  of  incorporation   or
organization, has all requisite power and authority,  and
has  been duly authorized by all necessary approvals  and
orders   to  own,  lease  and  operate  its  assets   and
properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a KCPL Material Adverse Effect (as defined in
Section  6.6).   As  used  in this  Agreement,  the  term
"Subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person. The term "KCPL
Subsidiary" shall mean a Subsidiary of KCPL in which KCPL's equity investment exceeds $25 million.

        Section 6.2   Subsidiaries.  Section  6.2 of the
schedule delivered by KCPL to Western Resources  on
the  date  hereof  (the  "KCPL  Disclosure
Schedule") sets forth a list as of the date hereof of all
the  KCPL Subsidiaries.  Neither KCPL nor any of the KCPL
Subsidiaries  is  a  "holding  company,"  a   "subsidiary
company" or an "affiliate" of any public utility  company
within  the  meaning  of  Section  2(a)(7),  2(a)(8)   or
2(a)(11)  of  the Public Utility Holding Company  Act  of
1935, as amended (the "1935 Act"), respectively, and none
of  the  KCPL Subsidiaries is a "public utility  company"
within  the meaning of Section 2(a)(5) of the  1935  Act.
Except as set forth in Section 6.2 of the KCPL Disclosure
Schedule  all  of  the issued and outstanding  shares  of
capital stock of each KCPL Subsidiary are validly issued,
fully  paid, nonassessable and free of preemptive rights,
and  are owned, directly or indirectly, by KCPL free  and
clear   of  any  liens,  claims,  encumbrances,  security
interests,  charges and options of any nature  whatsoever
and  there  are  no  outstanding subscriptions,  options,
calls,   contracts,  voting  trusts,  proxies  or   other
commitments,  understandings,
restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such KCPL Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

         Section 6.3   Capitalization.  As of  the  date
hereof, the authorized capital stock of KCPL consists  of
150,000,000  shares  of KCPL Common  Stock,  without  par
value, 401,157 shares of Cumulative Preferred Stock,  par
value  $100.00  per share ("KCPL Cumulative  Preferred"),
1,572,000  shares  of Cumulative No Par Preferred  Stock,
without   par  value  ("KCPL  No  Par  Preferred"),   and
11,000,000 shares of Preference Stock, without par  value
("KCPL  Preference  Stock") (KCPL  Cumulative  Preferred,
KCPL   No   Par  Preferred  and  KCPL  Preference   Stock
hereinafter  collectively  referred  to  as   the   "KCPL
Preferred   Stock").  At  the  close   of   business   on
March  17,  1998, (i) 61,908,726 shares of KCPL  Common
Stock  were  issued, not more than 10,000,000  shares  of
KCPL Common Stock were reserved for issuance pursuant  to
KCPL's Long Term Incentive Plan and Employee Savings Plus
Plan  (401(k) Plan) and Dividend Reinvestment Plan  (such
Plans, collectively, the "KCPL Stock Plans"), (ii) 35,811
shares  of  KCPL Common Stock were held by  KCPL  in  its
treasury  or  by  its  wholly owned  Subsidiaries,  (iii)
399,557  shares of KCPL Cumulative Preferred were  issued
and of such issued shares, 8,934 were held by KCPL in its
treasury  or  by  its  wholly  owned  Subsidiaries,  (iv)
500,000  shares of KCPL No Par Preferred were outstanding
and  none  were held by KCPL or its Subsidiaries  in  its
treasury,  (v)  no shares of KCPL Preference  Stock  were
outstanding,   (vi)   $150,000,000  of  Company-Obligated
Mandatorily   Redeemable  Preferred   Securities   of   a
subsidiary   trust   holding  solely  KCPL   Subordinated
Debentures,  and  (vii) no bonds,  debentures,  notes  or
other   indebtedness  having  the  right  to   vote   (or
convertible into securities having the right to vote)  on
any  matters  on  which shareholders  may  vote  ("Voting
Debt"),  were  issued  or outstanding.   All  outstanding
shares of KCPL Common Stock and KCPL Preferred Stock  are
validly issued, fully paid and nonassessable and are  not
subject  to  preemptive rights. As of  the  date  hereof,
except as set forth in Section 6.3 of the KCPL Disclosure
Schedule or pursuant to this Agreement and the KCPL Stock
Plans,  there  are no options, warrants,  calls,  rights,
commitments or agreements of any character to which  KCPL
or  any Subsidiary of KCPL is a party or by which any  of
them  are bound obligating KCPL or any Subsidiary of KCPL
to  issue,  deliver  or  sell, or  cause  to  be  issued,
delivered or sold, additional shares of capital stock  or
any  Voting Debt securities of KCPL or any Subsidiary  of
KCPL  or  obligating KCPL or any Subsidiary  of  KCPL  to
grant,  extend  or  enter into any such option,  warrant,
call,  right,  commitment or agreement.   Except  as  set
forth in Section 6.3 of the KCPL Disclosure Schedule,  or
other than in connection with the KCPL Stock Plans, after
the KGE Effective Time, there will be no option, warrant,
call,  right, commitment or agreement obligating KCPL  or
any  Subsidiary  of KCPL to issue, deliver  or  sell,  or
cause  to  be  issued, delivered or sold, any  shares  of
capital  stock  or  any  Voting  Debt  of  KCPL  or   any
Subsidiary of KCPL or obligating KCPL or any Subsidiary of KCPL to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 6.4    Authority;   Non-Contravention;
Statutory Approvals; Compliance.

        (a)   Authority.  KCPL has all requisite  power
and  authority to enter into this Agreement and,  subject
to  the  receipt  of  the applicable  KCPL  Shareholders'
Approval  (as defined in Section 6.13) and the applicable
KCPL   Required  Statutory  Approvals  (as   defined   in
Section   6.4(c)),   to   consummate   the   transactions
contemplated hereby. The execution and delivery  of  this
Agreement   and   the  consummation  by   KCPL   of   the
transactions   contemplated   hereby   have   been   duly
authorized by all necessary corporate action on the  part
of   KCPL,  subject  to  obtaining  the  applicable  KCPL
Shareholders' Approval. This Agreement has been duly and validly executed and delivered by KCPL and, assuming the due authorization, execution and delivery hereof by Western Resources and KGE, constitutes the valid and binding obligation of KCPL enforceable against it in accordance with the terms of this Agreement.

        (b)    Non-Contravention.  Except as set forth in
Section  6.4(b)  of  the  KCPL Disclosure  Schedule,  the
execution  and delivery of this Agreement  by  KCPL  does
not,   and   the   consummation   of   the   transactions
contemplated  hereby will not, in any  respect,  violate,
conflict  with  or  result in a material  breach  of  any
provision of, or constitute a material default  (with  or
without notice or lapse of time or both) under, or result
in  the termination or modification of, or accelerate the
performance  required  by,  or  result  in  a  right   of
termination,   cancellation  or   acceleration   of   any
obligation  or the loss of a material benefit  under,  or
result  in  the  creation of any material lien,  security
interest,   charge  or  encumbrance  upon  any   of   the
properties  or  assets  of  KCPL  or  any  of  the   KCPL
Subsidiaries  (any  such  violation,  conflict,   breach,
default, right of termination, modification, cancellation
or  acceleration, loss or creation, is referred to herein
as  a "Violation" with respect to KCPL and such term when
used  in  Article VII having a correlative  meaning  with
respect  to  Western Resources and KGE) pursuant  to  any
provisions of (i) the Restated Articles of Consolidation,
by-laws or similar governing documents of KCPL or any  of
the KCPL Subsidiaries, (ii) subject to obtaining the KCPL
Required Statutory Approvals and the receipt of the  KCPL
Shareholders'  Approval,  any  statute,  law,  ordinance,
rule,  regulation,  judgment, decree, order,  injunction,
writ, permit or license of any Governmental Authority (as
defined in Section 6.4(c)) applicable to KCPL or  any  of
the   KCPL   Subsidiaries  or  any  of  their  respective
properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 6.4(b) of the KCPL Disclosure Schedule (the "KCPL Required Consents"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which KCPL or any of the KCPL Subsidiaries is a party or by which it or any of its properties or assets may be bound or affected, except in the case of clause
(ii) or (iii) for any such Violation which would not have a KCPL Material Adverse Effect.

    (c)  Statutory   Approvals.   No  declaration, filing
or   registration  with,   or   notice   to   or
authorization,  consent  or  approval  of,   any   court,
federal,   state,   local  or  foreign  governmental   or
regulatory body (including a stock exchange or other self-regulatory body) or authority

(each, a "Governmental Authority") is necessary for the
execution and  delivery of this Agreement by KCPL or the
consummation by KCPL of the  transactions contemplated
hereby except as described in  Section 6.4(c) of the KCPL
Disclosure Schedule or the failure  of which to obtain
would not result  in  a  KCPL Material  Adverse  Effect
(the "KCPL  Required  Statutory Approvals," it being
understood that references  in  this Agreement  to
"obtaining" such KCPL  Required  Statutory Approvals shall
mean making such declarations, filings or registrations;
giving  such  notices;  obtaining   such authorizations,
consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

      (d)  Compliance.   Except  as   set   forth   in
Section  6.7, Section 6.10, or Section 6.11 of  the  KCPL
Disclosure  Schedule, or as disclosed  in  the  KCPL  SEC
Reports  (as defined in Section 6.5) filed prior  to  the
date   hereof,  neither  KCPL  nor  any   of   the   KCPL
Subsidiaries is in violation of, is, to the knowledge  of
KCPL,  under investigation with respect to any  violation
of,  or  has been given notice or been charged  with  any
violation  of, any law, statute, order, rule, regulation,
ordinance or judgment (including, without limitation, any
applicable environmental law, ordinance or regulation) of
any   Governmental   Authority,   except   for   possible
violations  which individually or in the aggregate  would
not  have a KCPL Material Adverse Effect. Except  as  set
forth  in  Sections  6.7,  6.10  and  6.11  of  the  KCPL
Disclosure  Schedule  or as disclosed  in  the  KCPL  SEC
Reports filed prior to the date hereof, KCPL and the KCPL
Subsidiaries  have all permits, licenses, franchises  and
other governmental authorizations, consents and approvals
necessary   to  conduct  their  businesses  as  presently
conducted  which  are material to the  operation  of  the
businesses  of  KCPL and the KCPL Subsidiaries.   Neither
KCPL  nor  any of the KCPL Subsidiaries is in  breach  or
violation  of  or  in  default  in  the  performance   or
observance of any term or provision of, and no event  has
occurred which, with lapse of time or action by  a  third
party,  could  result in a default by KCPL  or  any  KCPL
Subsidiary  under  (i) its articles of  incorporation  or
by-laws  or  (ii)  any  contract, commitment,  agreement,
indenture,  mortgage, loan agreement, note, lease,  bond,
license, approval or other instrument to which  it  is  a
party or by which KCPL or any KCPL Subsidiary is bound or
to  which  any  of  its property is subject,  except  for
possible   violations,   breaches   or   defaults   which
individually or in the aggregate would not  have  a  KCPL
Material Adverse Effect.

          Section 6.5   Reports and Financial Statements.
The  filings  required to be made by KCPL  and  the  KCPL
Subsidiaries  since January 1, 1994 under the  Securities
Act  of  1933,  as  amended (the "Securities  Act");  the
Securities   Exchange  Act  of  1934,  as  amended   (the
"Exchange Act"); the 1935 Act; the Federal Power Act (the
"Power  Act"); the Atomic Energy Act of 1954, as  amended
(the "Atomic Energy Act") and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), the
Federal  Energy Regulatory Commission (the  "FERC"),  the
Nuclear Regulatory Commission ("NRC") or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements
(oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder, except for such filings the failure of which to have been made or to so comply would not result in a KCPL Material Adverse
Effect. "KCPL SEC Reports" shall mean each report, schedule, registration statement and definitive proxy statement filed with the SEC by KCPL pursuant to the requirements of the Securities Act or Exchange Act since
January 1, 1994 (as such documents have since the time of their filing been amended). As of their respective dates, the KCPL SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of KCPL included in the KCPL SEC
Reports (collectively, the "KCPL Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis
("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of KCPL as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Restated Articles of Consolidation and by-laws of KCPL, as in effect on the date hereof, are included (or incorporated by reference) in the KCPL SEC
Reports.

         Section 6.6   Absence  of  Certain  Changes  or
Events.   Except as disclosed in Section 6.6 of the  KCPL
Disclosure  Schedule and in the KCPL  SEC  Reports  filed
prior  to the date hereof, since December 31, 1996,  KCPL
and  each  of the KCPL Subsidiaries have conducted  their
business   only  in  the  ordinary  course  of   business
consistent with past practice (except that the operations
of  KLT and KCPL's marketing business have been conducted
in  the  ordinary course of business consistent with  the
KCPL Business Plan (as defined in Section 8.1)) and there
has  not  been  any  KCPL Material Adverse  Effect.   For
purposes  of  this  Agreement, a "KCPL  Material  Adverse
Effect" shall mean the existence of any fact or condition
which  has  or  is reasonably likely to have  a  material
adverse   effect  on  the  business,  assets,   financial
condition, results of operations or prospects of KCPL and the KCPL Subsidiaries taken as a whole.

         Section 6.7  Litigation.  Except as disclosed in
the KCPL SEC Reports filed prior to the date hereof or as
set  forth in Sections 6.7, 6.9, 6.10 or 6.11 of the KCPL
Disclosure  Schedule,  (a) there are  no  claims,  suits,
actions   or   proceedings  by  any  court,  governmental
department,   commission,  agency,   instrumentality   or
authority or any arbitrator, pending or, to the knowledge
of  KCPL, threatened, nor are there, to the knowledge  of
KCPL,   any  investigations  or  reviews  by  any  court,
governmental     department,     commission,      agency,
instrumentality or authority or any arbitrator pending or
threatened against, relating to or affecting KCPL or  any
of the KCPL Subsidiaries which would have a KCPL Material
Adverse  Effect, (b) there have not been any  significant
developments since December 31, 1996 with respect to such
disclosed    claims,    suits,   actions,    proceedings,
investigations or reviews that would have a KCPL Material
Adverse  Effect and (c) there are no judgments,  decrees,
injunctions,  rules or orders of any court,  governmental
department,   commission,
agency, instrumentality or authority or any arbitrator applicable to KCPL or any of the KCPL Subsidiaries, except for such that would not have a KCPL Material
Adverse Effect.

        Section 6.8  Registration Statement  and  Proxy
Statement.   None of the information supplied  or  to  be
supplied  by  or  on  behalf of  KCPL  for  inclusion  or
incorporation  by  reference  in  (a)  the   registration
statement on Form S-4 or any post-effective amendment  to
a registration statement on Form S-4 to be filed with the
SEC  by  Western Resources and New KC in connection  with
the  issuance of shares of Western Resources Common Stock
and  New  KC  Common Stock (as defined  in  Section  7.3)
pursuant  to  the transactions contemplated  hereby  (the
"Registration   Statement")  will,  at   the   time   the
Registration Statement is filed with the SEC and  at  the
time  it  becomes  effective under  the  Securities  Act,
contain  any untrue statement of a material fact or  omit
to  state any material fact required to be stated therein
or   necessary  to  make  the  statements   therein   not
misleading   and  (b)  the  joint  proxy  statement,   in
definitive form, relating to the meetings of KCPL and Western Resources shareholders to be held in connection with the KCPL Merger and KGE Merger and the transactions related thereto (the "Proxy Statement") will, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the KCPL Merger and KGE Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

        Section 6.9  Tax Matters.  "Taxes," as used  in
this  Agreement, means any federal, state, county,  local
or   foreign  taxes,  charges,  fees,  levies  or   other
assessments,  including  all net  income,  gross  income,
sales  and  use,  ad valorem, transfer,  gains,  profits,
excise,  franchise,  real  and personal  property,  gross
receipt,   capital   stock,  production,   business   and
occupation,  disability,  employment,  payroll,  license,
estimated, stamp, custom duties, severance or withholding
taxes or charges imposed by any governmental entity,  and
includes  any interest and penalties (civil or  criminal)
on  or additions to any such taxes. "Tax Return," as used
in  this  Agreement,  means a  report,  return  or  other
information  required to be supplied  to  a  governmental
entity  with respect to Taxes including, where  permitted
or  required,  combined or consolidated returns  for  any
group  of  entities  that  includes  KCPL  or  any   KCPL
Subsidiary  or  Western Resources,  KGE  or  any  Western
Resources Subsidiary, as the case may be.

        Except  as set forth in Section 6.9 of  the  KCPL
Disclosure Schedule and except as would not result in a KCPL Material Adverse Effect:

        (a) Filing of Timely Tax Returns. KCPL and each of the KCPL Subsidiaries have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax
  Returns were and are in all material respects true, complete and correct and filed on a timely basis.

        (b)  Payment of Taxes.  KCPL and each of the
  KCPL Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken.

        (c)  Tax  Reserves.   KCPL and each  of  the  KCPL
  Subsidiaries have established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

        (d) Tax Liens. There are no Tax liens upon the assets of KCPL or any of the KCPL Subsidiaries except liens for Taxes not yet due.

        (e)  Withholding Taxes.  KCPL and each of the KCPL
  Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required.

        (f)  Audit,  Administrative and Court Proceedings.
  No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of KCPL or any of the KCPL
  Subsidiaries.

        (g)  Tax Rulings.  Neither KCPL nor any of the KCPL
  Subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

        (h)  Tax  Sharing Agreements.  Except  as  between
  affiliates of KCPL as set forth in Sections 6.1  and  6.2
  of the KCPL Disclosure Schedule, neither KCPL nor any KCPL Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

        (i)  Code  Section  280G.   Except  for  the  KCPL
  Benefit  Plans,  neither  KCPL,  nor  any  of  the   KCPL
  Subsidiaries  is  a party to any agreement,  contract  or
  arrangement  that  could result in  the  payment  of  any
  "excess   parachute  payments"  within  the  meaning   of
  Section 280G of the Code or any amount that would be non-deductible pursuant to Section 162(m) of the Code.

        (j) Liability For Others. Neither KCPL nor any of the KCPL Subsidiaries has any liability for Taxes of any person other than KCPL and the KCPL Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) by contract, or (iii) otherwise.

        (k)  Section 341(f).  Neither KCPL nor any of  the
  KCPL Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by KCPL or any of the KCPL Subsidiaries.

        Section 6.10  Employee Matters; ERISA.  Except as
set   forth  in  Section  6.10  of  the  KCPL  Disclosure
Schedule:

        (a)  Benefit  Plans.  As  of  the  date
hereof,  Section 6.10(a) of the KCPL Disclosure  Schedule
contains a true and complete list of each written or oral
material  employee  benefit  plan,  policy  or  agreement
covering employees, former employees or directors of KCPL
and each of the KCPL Subsidiaries or their beneficiaries,
or  providing  benefits  to such persons  in  respect  of
services provided to any such entity, including, but  not
limited to, any employee benefit plans within the meaning
of   Section  3(3)  of  the  Employee  Retirement  Income
Security Act of 1974, as amended ("ERISA") and any severance or change in control agreement (collectively, the "KCPL Benefit Plans"). Since January 1, 1996, there have been no new plans adopted nor changes, additions or modification to any existing plan.

        (b)  Contributions.    All   material
contributions and other payments required to be  made  by
KCPL  or any of the KCPL Subsidiaries to any KCPL Benefit
Plan  (or  to  any person pursuant to the terms  thereof)
have  been  made  or  the  amount  of  such  payment   or
contribution obligation has been reflected  in  the  KCPL
Financial Statements.

        (c)  Qualification; Compliance.  Each of
the  KCPL Benefit Plans intended to be "qualified" within
the  meaning  of  Section 401(a) of  the  Code  has  been
determined by the Internal Revenue Service (the "IRS") to
be  so  qualified,  and,  to the knowledge  of  KCPL,  no
circumstances exist that are reasonably expected by  KCPL
to  result  in  the revocation of any such determination.
KCPL is in compliance in all material respects with,  and
each  of  the KCPL Benefit Plans is and has been operated
in   all  material  respects  in  compliance  with,   all
applicable  laws,  rules and regulations  governing  such
plan,  including, without limitation, ERISA and the Code.
Each  KCPL  Benefit  Plan intended  to  provide  for  the
deferral  of  income, the reduction of  salary  or  other
compensation,  or  to afford other income  tax  benefits,
complies   with   the  requirements  of  the   applicable
provisions  of  the  Code  or  other  laws,   rules   and
regulations required to provide such income tax benefits.
No prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any KCPL Benefit Plan, and which could give rise to liability on the part of KCPL, any KCPL Benefit
Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to KCPL or would be material to KCPL if it were KCPL's liability.

        (d)  Liabilities.  With respect to  the
KCPL Benefit Plans, individually and in the aggregate, no
event  has occurred, and, to the knowledge of KCPL, there
does not now
exist any condition or set of circumstances,
that  could  subject KCPL or any of the KCPL Subsidiaries
to  any material liability arising under the Code,  ERISA
or   any   other   applicable  law  (including,   without
limitation, any liability to any such plan or the Pension
Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which KCPL or any of the KCPL
Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

        (e)  Welfare Plans.  None of  the  KCPL
Benefit  Plans  that  are  "welfare  plans,"  within  the
meaning  of  Section  3(1)  of  ERISA,  provide  for  any
benefits with respect to current or former employees  for
periods  extending  beyond  their  retirement  or   other
termination of service, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

        (f)  Payments Resulting from  the  KCPL
Merger  or  KGE Merger.  The consummation or announcement
of  any  transaction contemplated by this Agreement  will
not   (either  alone  or  upon  the  occurrence  of   any
additional or further acts or events, including,  without
limitation,   the  termination  of  employment   of   any
officers, directors, employees or agents of KCPL or any of the KCPL Subsidiaries) result in any (i) payment
(whether of severance pay or otherwise) becoming due from KCPL or any of the KCPL Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any KCPL Benefit Plan becoming accelerated, vested or payable.

        (g)  Labor Agreements.  As of the  date
hereof, neither KCPL nor any of the KCPL Subsidiaries  is
a  party to any collective bargaining agreement or  other
labor agreement with any union or labor organization.  To
the knowledge of KCPL, as of the date hereof, there is no
current union representation question involving employees
of  KCPL  or any of the KCPL Subsidiaries, nor does  KCPL
know   of  any  activity  or  proceeding  of  any   labor
organization  (or  representative  thereof)  or  employee
group to organize any such employees. Except as disclosed
in the KCPL SEC Reports filed prior to the date hereof or
except  to the extent such would not have a KCPL Material
Adverse  Effect,  (i) there is no unfair labor  practice,
employment  discrimination or  other  material  complaint
against KCPL, or any of the KCPL Subsidiaries pending, or
to  the knowledge of KCPL, threatened, (ii) there  is  no
strike,  lockout  or material dispute, slowdown  or  work
stoppage pending or, to the knowledge of KCPL, threatened
against  or  involving  KCPL,  and  (iii)  there  is   no
proceeding,   claim,   suit,   action   or   governmental
investigation pending or, to the knowledge of KCPL, threatened in respect of which any director, officer, employee or agent of KCPL or any of the KCPL Subsidiaries is or may be entitled to claim indemnification from KCPL, or such KCPL Subsidiary pursuant to their respective articles of incorporation or by-laws or as provided in any indemnification agreements between such persons and KCPL or any KCPL Subsidiary.

        Section 6.11  Environmental Protection.

        (a) Except as set forth in Section 6.11 of the KCPL Disclosure Schedule or in the KCPL SEC Reports filed prior to the date hereof:

        (i)  Compliance.   KCPL  and  each  of  the  KCPL
  Subsidiaries  are  in  compliance  with  all   applicable
  Environmental  Laws  (as defined in Section  6.11(b)(ii))
  and  neither  KCPL  nor any of the KCPL Subsidiaries  has
  received  any communication (written or oral),  from  any
  person  or Governmental Authority that alleges that  KCPL
  or any of the KCPL Subsidiaries is not in such compliance
  with   applicable  Environmental  Laws  except  in   each
  foregoing case where the failure to so comply would not have a KCPL Material Adverse Effect. To the knowledge of KCPL, compliance with all applicable Environmental Laws, will not require KCPL or any KCPL Subsidiary to incur costs that will be reasonably likely to result in a KCPL
  Material Adverse Effect.

        (ii)  Environmental Permits.  KCPL and each of  the
  KCPL  Subsidiaries has obtained or has  applied  for  all
  environmental, health and safety permits and governmental
  authorizations    (collectively,    the    "Environmental
  Permits")  necessary  for  the  construction   of   their
  facilities  or  the  conduct of their  operations  except
  where  the  failure to so obtain would not  have  a  KCPL
  Material  Adverse  Effect,  and  all  such  Environmental
  Permits  are  in  good standing or, where  applicable,  a
  renewal  application has been timely filed and is pending
  agency   approval,  and  KCPL  and  each  of   the   KCPL
  Subsidiaries is in material compliance with all terms and conditions of the Environmental Permits.

        (iii) Environmental   Claims.    There   is    no
  Environmental Claim (as defined in Section 6.11(b)(i)) which would have a KCPL Material Adverse Effect pending
  (A) against KCPL or any of the KCPL Subsidiaries, (B) to the knowledge of KCPL, against any person or entity whose liability for any Environmental Claim KCPL or any of the KCPL Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which KCPL or any of the KCPL Subsidiaries owns, leases or manages, in whole or in part.

        (iv)  Releases.   KCPL  has  no  knowledge  of  any
  Releases (as defined in Section 6.11(b)(iv)) of any Hazardous Material (as defined in Section 6.11(b)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against KCPL or any of the KCPL
  Subsidiaries or against any person or entity whose liability for any Environmental Claim KCPL or any of the KCPL Subsidiaries has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which would not have a KCPL
  Material Adverse Effect.

        (v)  Predecessors.   KCPL has no  knowledge,  with
  respect  to  any predecessor of KCPL or any of  the  KCPL
  Subsidiaries of any Environmental Claim which would have a KCPL Material Adverse Effect pending or threatened, or of any Release of

  Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim which would have a KCPL Material Adverse Effect.

        (b)  Definitions.   As  used  in  this Agreement:

        (i)  "Environmental  Claim"  means  any   and   all
  administrative,  regulatory or judicial  actions,  suits,
  demands,  demand  letters,  directives,  claims,   liens,
  investigations,  proceedings or notices of  noncompliance
  or  violation (written or oral) by any person  or  entity
  (including any Governmental Authority) alleging potential
  liability   (including,  without  limitation,   potential
  responsibility   for   or  liability   for   enforcement,
  investigatory costs, cleanup costs, governmental response
  costs,  removal costs, remedial costs, natural  resources
  damages,   property   damages,   personal   injuries   or
  penalties) arising out of, based on or resulting from (A)
  the  presence,  Release or threatened  Release  into  the
  environment  of any Hazardous Materials at any  location,
  whether or not owned, operated, leased or managed by KCPL
  or  any  of the KCPL Subsidiaries (for purposes  of  this
  Section 6.11) or by Western Resources, KGE or any of  the
  Western   Resources   Subsidiaries   (for   purposes   of
  Section 7.11); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental
  Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

        (ii)  "Environmental Laws" means all federal, state
   and  local  laws,  rules  and  regulations  relating   to
  pollution,    the    environment   (including,    without
  limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing,
  distribution,   use,   treatment,   storage,    disposal,
  transport or handling of Hazardous Materials.

        (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in
  any   form   that  is  or  could  become  friable,   urea
  formaldehyde  foam insulation and transformers  or  other
  equipment   that  contain  dielectric  fluid   containing
  polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which
  is   now  prohibited,  limited  or  regulated  under  any
  Environmental Law in a jurisdiction in which KCPL or any of the KCPL Subsidiaries operates (for purposes of this Section 6.11) or in which Western Resources, KGE or any of the Western Resources Subsidiaries operates (for purposes of Section 7.11).

        (iv)  "Release"  means any release, spill,  emission,
  leaking,   injection,   deposit,   disposal,   discharge,
  dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

        Section 6.12  Regulation as a Utility.   KCPL  is
regulated as a public utility in the States of Kansas and Missouri and in no other state. Except as set forth in
Section  6.12  of  the KCPL Disclosure Schedule,  neither
KCPL nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of KCPL is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

        Section 6.13  Vote Required.  Provided  that  the
KCPL  Preferred  Stock  has  been  redeemed  pursuant  to
Section 2.4(c), the affirmative vote of two-thirds of the
shares  of  KCPL Common Stock outstanding on  the  record
date  for the meeting at which such vote is taken is  the
only  vote of the holders of any class or series  of  the
capital stock of KCPL or any of its Subsidiaries that  is
required to approve this Agreement, the KCPL Merger,  and
(except  for  the KGE Merger, the Asset Contribution  and
the    Stock   Contribution)   the   other   transactions
contemplated hereby ("KCPL Shareholders' Approval").

        Section 6.14  Article Twelfth of KCPL's  Restated
Articles  of  Consolidation.  The provisions  of  Article
Twelfth of KCPL's Restated Articles of Consolidation will
not, prior to the termination of this Agreement, assuming
the   accuracy   of  the  representation   contained   in
Section 7.17 (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Asset Contribution, the Stock Contribution, the KCPL
Merger, the KGE Merger or to the other transactions contemplated hereby.

        Section 6.15  Opinion of Financial Advisor.  KCPL
has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), dated as of the date hereof, to the effect that, as of the date thereof, the consideration to be received by the holders of KCPL Common Stock (other than Western Resources and its Affiliates (as defined in Section 6.17)) in the KCPL
Merger and the Western Resources Stock Distribution, taken as a whole, is fair to such holders from a financial point of view to the holders of KCPL Common
Stock.

        Section 6.16   Insurance.  KCPL and each  of  the
KCPL  Subsidiaries  is, and has been  continuously  since
January  1,  1994,  insured with financially  responsible
insurers  in  such  amounts and against  such  risks  and
losses  as  are  customary in all material  respects  for
companies  conducting the business as conducted  by  KCPL
and  the  KCPL  Subsidiaries  during  such  time  period.
Except  as  set  forth  in  Section  6.16  of  the   KCPL
Disclosure  Schedule, neither KCPL nor any  of  the  KCPL
Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of KCPL or any of the KCPL Subsidiaries. The insurance policies of KCPL and each of the KCPL Subsidiaries are valid and enforceable policies in all material respects.

        Section 6.17  KCPL not a Related Person.   As  of
the  date  hereof, none of KCPL or, to KCPL's  reasonable
knowledge,  any of its Affiliates (as defined below),  is
an  "Interested Shareholder" as such term is  defined  in
Article  XI of the Restated Articles of Incorporation  of
Western Resources (the "Western Resources Articles").  As
used  in  this  Agreement, the term  "Affiliate,"  except
where  otherwise defined herein, shall mean,  as  to  any
person,  any  other person which directly  or  indirectly
controls,  or  is  under  common  control  with,  or   is
controlled by, such person. As used in this definition, "Control" (including, with its correlative meanings, "Controlled By" and "Under Common Control With") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies
(whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

        Section 6.18  Takeover Statutes.  No "fair price,"
"moratorium,"  "control  share  acquisition"   or   other
similar  anti-takeover  statute or regulation  (including
Sections  351.407  and 351.459 of the  MGBCL  or  Article
Twelfth of KCPL's Restated Articles of Consolidation) is, or at the KCPL Effective Time or the KGE Effective Time will be, applicable to KCPL, Western Resources, KGE, New
KC,  the  KCPL Common Stock, the Asset Contribution,  the
Stock Contribution, the KCPL Merger, the KGE Merger or the other transactions contemplated by this Agreement.

        Section 6.19  Termination of UtiliCorp Agreement.
KCPL  (i)  has  taken all corporate action  necessary  to
terminate  the  UtiliCorp  Agreement  pursuant   to   the
provisions  of  Section  9.1(d) thereof  and  except  for
provisions   which  survived  the  termination   thereof,
including  the  payment  of any  fees  due  to  UtiliCorp
thereunder,  (ii)  has  no further obligation  under  the
UtiliCorp  Agreement or any other agreements executed  in
connection  with any proposed transaction involving  KCPL
and  UtiliCorp,  other than continuing obligations  under
the  Confidentiality Agreement, dated as of November  28,
1995 (the "UtiliCorp Confidentiality Agreement"), between
KCPL and UtiliCorp. The aggregate amount of all fees  and
expenses paid or payable by KCPL to UtiliCorp as a result
of  such termination, whether pursuant to Section 9.2  of
the  UtiliCorp Agreement or otherwise, shall  not  exceed
$58  million. At all times KCPL has fully complied in all
respects with each of its obligations under the UtiliCorp
Agreement, including without limitation Sections 7.11 and
9.1  thereof.   Until  the  KGE Effective  Time,  Western
Resources shall not be bound by or subject to, in any respect, directly or indirectly, any agreement between KCPL and UtiliCorp, including without limitation the UtiliCorp Agreement and the UtiliCorp Confidentiality
Agreement.

                        ARTICLE VII

              REPRESENTATIONS AND WARRANTIES OF
              WESTERN RESOURCES, KGE AND NEW KC

        Each of Western Resources, KGE and New KC makes the following representations and warranties to KCPL:

        Section 7.1   Organization  and  Qualification.
Each of Western Resources, KGE and New KC and each of the
Western  Resources Subsidiaries (as defined below)  is  a
corporation  or  other  entity  duly  organized,  validly
existing  and  in  good standing under the  laws  of  its
jurisdiction of incorporation or organization, and except
for  New  KC  which has not engaged in  any  business  or
activity other than as contemplated by this Agreement  to
effect the transactions contemplated hereby, each has all
requisite   power  and  authority,  and  has  been   duly
authorized by all necessary approvals and orders to  own,
lease and operate its assets and properties to the extent
owned,  leased and operated and to carry on its  business
as it is now being conducted and is duly qualified and in
good  standing  to  do business in each  jurisdiction  in
which  the  nature  of its business or the  ownership  or
leasing   of   its  assets  and  properties  makes   such
qualification  necessary other than in such jurisdictions
where  the failure so to qualify would not have a Western
Resources   Material  Adverse  Effect  (as   defined   in
Section  7.6).  As  used  in  this  Agreement,  the  term
"Western Resources Subsidiary" shall mean a Subsidiary of Western Resources in which Western Resources' equity investment exceeds $25 million.

        Section 7.2  Subsidiaries.  Section 7.2  of  the
schedule  delivered by Western Resources to KCPL  on  the
date hereof (the "Western Resources Disclosure Schedule")
sets  forth  a  list  as of the date hereof  of  all  the
Western   Resources  Subsidiaries.  KGE  is   a   Western
Resources Subsidiary.  Except as set forth in Section 7.2
of  the Western Resources Disclosure Schedule, all of the
issued  and outstanding shares of capital stock  of  each
Western  Resources  Subsidiary and  New  KC  are  validly
issued,  fully paid, nonassessable and free of preemptive
rights, and are owned, directly or indirectly, by Western
Resources   free   and  clear  of  any   liens,   claims,
encumbrances, security interests, charges and options  of
any  nature  whatsoever,  and there  are  no  outstanding
subscriptions, options, calls, contracts, voting  trusts,
proxies    or    other    commitments,    understandings,
restrictions, arrangements, rights or warrants, including
any right of conversion or exchange under any outstanding
security,  instrument or other agreement, obligating  any
such  Western Resources Subsidiary to issue,  deliver  or
sell,   or  cause  to  be  issued,  delivered  or   sold,
additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

        Section 7.3   Capitalization.  As  of  the  date
hereof, the authorized capital stock of Western Resources
consists  of  (i) 85,000,000 shares of Western  Resources
Common  Stock,  par value $5.00 per share,  (ii)  600,000
shares  of  Preferred Stock par value $100.00  per  share
(the  "Western  Resources $100 Preferred"  and  6,000,000
shares of Preferred Stock without par value (the "Western
Resources No-Par Preferred"), and (iii) 4,000,000 shares of

Preference  Stock, without par  value  (the  "Western
Resources  Preference  Stock"  and,  together  with   the
Western   Resources  $100  Preferred  and   the   Western
Resources   No-Par  Preferred,  the  "Western   Resources
Preferred   Stock").  At  the  close   of   business   on
March  17,  1998,  (i)  64,773,828  shares  of  Western
Resources Common Stock were issued and outstanding,  (ii)
no  shares of Western Resources Common Stock were held by
Western Resources in its treasury or by its wholly  owned
Subsidiaries,  (iii)  138,576 shares  of  4  1/2%  Series
Preferred  Stock, par value $100 per share (the  "4  1/2%
Western  Resources $100 Preferred"), 60,000 shares  of  4
1/4%  Series  Preferred Stock, par value $100  per  share
(the  "4 1/4% Western Resources $100 Preferred"),  50,000
shares  of 5% Series Preferred Stock, par value $100  per
share (the "5% Western Resources $100 Preferred"), and no
shares  of Western Resources No-Par Preferred Stock  were
issued  and outstanding, and of such issued shares,  none
were held by Western Resources in its treasury or by  its
wholly  owned Subsidiaries, (iv) 500,000 shares of  7.58%
Series Preference Stock  were issued and outstanding, and
of   such  issued  shares,  none  were  held  by  Western
Resources  in  its  treasury  or  by  its  wholly   owned
Subsidiaries,   (v)   $220,000,000  of  Company-Obligated
Manditorily   Redeemable  Preferred   Securities   of   a
subsidiary   trust   holding  solely  Western   Resources
Subordinated  Debentures  and (vi)  no  Voting  Debt  was
issued  or  outstanding.   As of  the  date  hereof,  the
authorized capital stock of KGE consists of 1,000  shares
of KGE Common Stock.  As of the date hereof, 1,000 shares
of  KGE  Common Stock were issued or outstanding, all  of
which  were  owned by Western Resources. As of  the  date
hereof,  the authorized capital stock of New KC  consists
of  500,000,000 shares of New KC Series A  Common  Stock,
300,000,000  shares of New KC Series B Common  Stock,  in
each  case without par value (collectively, the  "New  KC
Common Stock"), and 50,000,000 shares of Preferred Stock,
without par value.  As of the date hereof and immediately
prior  to the KCPL Effective Time, 100 shares of  New  KC
Series A Common Stock were issued and outstanding, all of
which  were  owned by Western Resources.  All outstanding
shares  of Western Resources Common Stock, New KC  Common
Stock,  Western Resources Preferred Stock and KGE  Common
Stock  are  validly issued, fully paid and  nonassessable
and  are  not  subject to preemptive rights  and  at  the
Closing, upon consummation of the KGE Merger and the KCPL
Merger, all outstanding shares of New KC Common Stock and
the  Western Resources Common Stock to be included in the
Western  Resources  Stock Distribution  will  be  validly
issued,  fully paid and nonassessable and not subject  to
any preemptive rights.  As of the date hereof, except  as
disclosed  in  the  Western Resources SEC  Reports  filed
prior  to the date hereof or as set forth in Section  7.3
of the Western Resources Disclosure Schedule or pursuant to this Agreement and the Western Resources Benefit
Plans, there are no options, warrants, calls, rights, commitments or agreements of any character to which Western Resources, KGE, New KC or any Subsidiary of
Western Resources or KGE is a party or by which any of them are bound obligating Western Resources, KGE, New KC or any Subsidiary of Western Resources or KGE to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting
Debt securities of Western Resources, KGE, New KC or  any
Subsidiary  of  Western Resources or  KGE  or  obligating
Western  Resources,  KGE, New KC  or  any  Subsidiary  of
Western Resources or KGE to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        Section 7.4    Authority;   Non-Contravention;
Statutory Approvals; Compliance.

        (a) Authority.    Each   of   Western
Resources,  New  KC and KGE has all requisite  power  and
authority  to enter into this Agreement and,  subject  to
the   receipt   of   the  applicable  Western   Resources
Shareholders' Approval (as defined in Section  7.13)  and
the   applicable  Western  Resources  Required  Statutory
Approvals  (as defined in Section 7.4(c)), to  consummate
the  transactions contemplated hereby. The execution  and
delivery  of  this  Agreement  and  the  consummation  by
Western  Resources,  New KC and KGE of  the  transactions
contemplated  hereby  have been duly  authorized  by  all
necessary  corporate  action  on  the  part  of   Western
Resources,  KGE  and  New KC, subject  to  obtaining  the
applicable Western Resources Shareholders' Approval. This
Agreement   has  been  duly  and  validly  executed   and
delivered  by  Western Resources, New  KC  and  KGE  and,
assuming  the  due authorization, execution and  delivery
hereof   by  KCPL,  constitutes  the  valid  and  binding
obligation   of  Western  Resources,  New  KC   and   KGE
enforceable against each of them in accordance with the terms of this Agreement.

        (b) Non-Contravention.  Except as  set
forth   in   Section  7.4(b)  of  the  Western  Resources
Disclosure Schedule, the execution and delivery  of  this
Agreement  by Western Resources, KGE and New KC  do  not,
and  the  consummation  of the transactions  contemplated
hereby  will not, result in a Violation with  respect  to
Western  Resources,  New KC, KGE or any  of  the  Western
Resources Subsidiaries pursuant to any provisions of  (i)
the  certificate  of  incorporation, by-laws  or  similar
governing documents of Western Resources, New KC, KGE  or
any  of  the Western Resources Subsidiaries, (ii) subject
to  obtaining  the  Western Resources Required  Statutory
Approvals  and  the  receipt  of  the  Western  Resources
Shareholders'  Approval,  any  statute,  law,  ordinance,
rule,  regulation,  judgment, decree, order,  injunction,
writ,  permit  or  license of any Governmental  Authority
applicable to Western Resources, New KC, KGE  or  any  of
the  Western  Resources  Subsidiaries  or  any  of  their
respective  properties  or assets  or  (iii)  subject  to
obtaining   the  third-party  consents   set   forth   in
Section   7.4(b)  of  the  Western  Resources  Disclosure
Schedule (the "Western Resources Required Consents"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Western Resources, KGE, New KC or any of the Western Resources Subsidiaries is a party or by which it or any of its properties or assets may be bound or affected, except in the case of clause (ii) or (iii) for any such Violation which would not have a Western
Resources Material Adverse Effect.

        (c)  Statutory    Approvals.      No
declaration, filing or registration with, or notice to or
authorization,  consent or approval of, any  Governmental
Authority is necessary for the execution and delivery  of
this  Agreement by Western Resources, New KC, KGE or  the
consummation by Western Resources, KGE and New KC of  the
transactions  contemplated hereby except as described  in
Section   7.4(c)  of  the  Western  Resources  Disclosure
Schedule  or  the  failure of which to obtain  would  not
result  in  a  Western Resources Material Adverse  Effect
(the "Western Resources Required Statutory Approvals," it
being  understood  that
references in this  Agreement  to "obtaining"  such
Western Resources  Required  Statutory Approvals shall
mean making such declarations, filings or registrations;
giving  such  notices;  obtaining   such authorizations,
consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

        (d)  Compliance.  Except as set forth in
Sections  7.4(d),  7.5,  7.9  and  7.11  of  the  Western
Resources  Disclosure Schedule or  as  disclosed  in  the
Western Resources SEC Reports (as defined in Section 7.5)
filed   prior  to  the  date  hereof,  none  of   Western
Resources,   KGE   or   any  of  the  Western   Resources
Subsidiaries is in violation of, is, to the knowledge  of
Western  Resources, under investigation with  respect  to
any  violation  of,  or  has been given  notice  or  been
charged  with any violation of, any law, statute,  order,
rule,   regulation,  ordinance  or  judgment  (including,
without  limitation,  any applicable  environmental  law,
ordinance  or regulation) of any Governmental  Authority,
except for possible violations which individually  or  in
the aggregate would not have a Western Resources Material
Adverse  Effect.  Except  as  disclosed  in  the  Western
Resources SEC Reports filed prior to the date hereof,  or
in  Sections  7.7, 7.10 or 7.11 of the Western  Resources
Disclosure  Schedule,  Western  Resources,  KGE  and  the
Western   Resources   Subsidiaries  have   all   permits,
licenses,     franchises    and    other     governmental
authorizations,  consents  and  approvals  necessary   to
conduct their businesses as presently conducted which are
material  to the operation of the businesses  of  Western
Resources  and the Western Resources Subsidiaries.   None
of Western Resources, KGE or any of the Western Resources
Subsidiaries is in breach or violation of or  in  default
in the performance or observance of any term or provision
of,  and no event has occurred which, with lapse of  time
or  action by a third party, could result in a default by
Western   Resources,   KGE  or  any   Western   Resources
Subsidiary under (i) its certificate of incorporation  or
by-laws  or  (ii)  any  contract, commitment,  agreement,
indenture,  mortgage, loan agreement, note, lease,  bond,
license, approval or other instrument to which  it  is  a
party  or  by  which  Western Resources  or  any  Western
Resources  Subsidiary is bound or to  which  any  of  its
property  is  subject,  except for  possible  violations,
breaches  or  defaults  which  individually  or  in   the
aggregate  would  not have a Western  Resources  Material
Adverse Effect.

        Section 7.5   Reports and Financial  Statements.
Except  as  set  forth  in Section  7.5  of  the  Western
Resources Disclosure Schedule, the filings required to be
made  by Western Resources, KGE and the Western Resources
Subsidiaries  since January 1, 1994 under the  Securities
Act,  the Exchange Act, the 1935 Act, the Power Act,  the
Atomic  Energy  Act, and applicable state public  utility
laws  and  regulations have been filed with the SEC,  the
FERC,  the  NRC or the appropriate state public utilities
commission,  as  the  case may be, including  all  forms,
statements, reports, agreements (oral or written) and all
documents,    exhibits,   amendments   and    supplements
appertaining   thereto,  and  complied,   as   of   their
respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder, except for such filings the failure of which to have been made or to so comply would not result in a Western Resources Material
Adverse Effect. "Western Resources SEC Reports" shall mean each report, schedule, registration statement and definitive proxy statement filed with the SEC by Western

Resources  and  KGE pursuant to the requirements  of  the
Securities Act or Exchange Act since January 1, 1994,  as
such  documents have since the time of their filing  been
amended.   As  of  their respective  dates,  the  Western
Resources   SEC  Reports  did  not  contain  any   untrue
statement of a material fact or omit to state a  material
fact  required to be stated therein or necessary to  make
the  statements  therein, in light of  the  circumstances
under  which they were made, not misleading. The  audited
consolidated  financial statements and unaudited  interim
financial statements of Western Resources included in the
Western Resources SEC Reports (collectively, the "Western
Resources  Financial Statements") have been  prepared  in
accordance with GAAP (except as may be indicated  therein
or  in  the  notes  thereto and except  with  respect  to
unaudited  statements as permitted by Form  10-Q  of  the
SEC) and fairly present the financial position of Western
Resources   and  KGE  as  of the dates  thereof  and  the
results of operations and cash flows for the periods then
ended,  subject,  in  the case of the  unaudited  interim
financial   statements,   to  normal,   recurring   audit
adjustments. True, accurate and complete copies of the Western Resources Articles, Western Resources' By-Laws, the articles of incorporation of KGE and the by-laws of KGE, as in effect on the date hereof, are included (or incorporated by reference) in the Western Resources SEC
Reports.

        Section 7.6   Absence  of  Certain  Changes  or
Events.   Except  as  disclosed in  Section  7.6  of  the
Western  Resources Disclosure Schedule and in the Western
Resources SEC Reports filed prior to the date hereof, since December 31, 1996, Western Resources, KGE and each of the Western Resources Subsidiaries have conducted their business only in the ordinary course of business
(except for acquisitions and dispositions) and there has not been any Western Resources Material Adverse Effect.
For  purposes  of  this Agreement, a  "Western  Resources
Material Adverse Effect" shall mean the existence of any fact or condition which has or is reasonably likely to have a material adverse effect on the business, assets, financial condition, results of operations or prospects of Western Resources, KGE and the Western Resources
Subsidiaries taken as a whole.

        Section 7.7  Litigation.  Except as disclosed in
the Western Resources SEC Reports filed prior to the date
hereof or as disclosed in Section 7.7, 7.9, 7.10 or  7.11
of  the Western Resources Disclosure Schedule, (a)  there
are  no  claims,  suits, actions or  proceedings  by  any
court,   governmental  department,  commission,   agency,
instrumentality  or authority or any arbitrator,  pending
or,  to  the  knowledge of Western Resources, threatened,
nor are there, to the knowledge of Western Resources, any
investigations  or  reviews by  any  court,  governmental
department,   commission,  agency,   instrumentality   or
authority   or  any  arbitrator  pending  or   threatened
against, relating to or affecting Western Resources, KGE,
New KC or any of the Western Resources Subsidiaries which
would  have a Western Resources Material Adverse  Effect,
(b)  there  have  not  been any significant  developments
since  December  31, 1996 with respect to such  disclosed
claims,  suits,  actions, proceedings, investigations  or
reviews  that  would  have a Western  Resources  Material
Adverse  Effect and (c) there are no judgments,  decrees,
injunctions,  rules or orders of any court,  governmental
department,   commission,  agency,   instrumentality   or
authority   or  any  arbitrator  applicable  to   Western
Resources,  KGE,  New KC or any of the Western  Resources
Subsidiaries, except for such that would not have a Western Resources Material Adverse Effect.

        Section 7.8    Registration Statement and Proxy
Statement.   None of the information supplied  or  to  be
supplied by or on behalf of Western Resources, New KC  or
KGE  for inclusion or incorporation by reference  in  (a)
the   Registration  Statement  will,  at  the  time   the
Registration Statement is filed by Western Resources and New KC with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy
Statement will, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the KCPL Merger and the KGE Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy
Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

        Section 7.9  Tax Matters.  Except as set forth in
Section 7.9 of the Western Resources Disclosure Schedule and except as would not result in a Western Resources
Material Adverse Effect:

        (a)  Filing  of  Timely  Tax  Returns.    Western
Resources,   KGE  and  each  of  the  Western   Resources
Subsidiaries have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

        (b) Payment of Taxes. Western Resources, KGE and each of the Western Resources Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken.

        (c)  Tax Reserves.  Western Resources, KGE and each
of the Western Resources Subsidiaries have established on
their  books  and records reserves adequate  to  pay  all
Taxes   and  reserves  for  deferred  income   taxes   in
accordance with GAAP.

        (d) Tax Liens. There are no Tax liens upon the assets of Western Resources, KGE or any of the Western
Resources Subsidiaries except liens for Taxes not yet due.

        (e) Withholding Taxes. Western Resources, KGE and each of the Western Resources Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required.

        (f)  Audit,  Administrative and Court Proceedings.
No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Western Resources, KGE or any of the Western Resources Subsidiaries.

        (g) Tax Rulings. None of Western Resources, KGE or any of the Western Resources Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority.

        (h)  Tax  Sharing Agreements.  Except  as  between
affiliates   of  Western  Resources  as  set   forth   in
Sections  7.1 and 7.2 of the Western Resources Disclosure
Schedule,  none of Western Resources, KGE or any  Western
Resources Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

        (i)  Code  Section 280G.  Except for  the  Western
Resources  Benefit Plans, none of Western Resources,  KGE
or  any of the Western Resources Subsidiaries is a  party
to  any  agreement,  contract or arrangement  that  could
result  in the payment of any "excess parachute payments"
within  the  meaning of Section 280G of the Code  or  any
amount   that   would  be  non-deductible   pursuant   to
Section 162(m) of the Code.

        (j)  Liability  for  Others.   None  of   Western
Resources,   KGE   or   any  of  the  Western   Resources
Subsidiaries  has any liability for Taxes of  any  person
other   than  Western  Resources,  KGE  and  the  Western
Resources  Subsidiaries  (i) under  Treasury  Regulations
Section  1.1502-6  (or any similar  provision  of  state,
local or foreign law), (ii) by contract, or (iii) otherwise.

        (k)  Section  341(f).  None of Western  Resources,
KGE  or  any  of the Western Resources Subsidiaries  has,
with regard to any assets or property held or acquired by
any  of  them,  filed  a consent to  the  application  of
Section  341(f)(2)  of  the  Code,  or  agreed  to   have
Section 341(f)(2) of the Code apply to any disposition of
a  subsection  (f)  asset (as such  term  is  defined  in
Section   341(f)(4)  of  the  Code)  owned   by   Western
Resources,   KGE   or   any  of  the  Western   Resources
Subsidiaries.

        Section 7.10  Employee Matters; ERISA.  Except as
set  forth  in  Section  7.10 of  the  Western  Resources
Disclosure Schedule:

        (a)  Benefit Plans.  Section 7.10(a) of the Western
  Resources  Disclosure  Schedule  contains  a   true   and
  complete  list as of the date hereof of each  written  or
  oral  material employee benefit plan, policy or agreement
  covering  employees,  former employees  or  directors  of
  Western  Resources, KGE and each of the Western Resources
  Subsidiaries   or  their  beneficiaries,   or   providing
  benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA and any severance or change in control agreement
  (collectively, the "Western Resources Benefit Plans").

        (b) Contributions. All material contributions and other payments required to be made by Western
Resources, KGE or any of the Western Resources
Subsidiaries to any Western Resources Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Western Resources Financial
Statements (other than those related to Protection One, Inc.).

        (c)  Qualification;  Compliance.   Each  of   the
Western   Resources   Benefit  Plans   intended   to   be
"qualified" within the meaning of Section 401(a)  of  the
Code  has  been determined by the IRS to be so qualified,
or   to   the   knowledge   of  Western   Resources,   no
circumstances exist that are reasonably expected by Western Resources to result in the revocation of any such determination or prevent any such plans from being qualified. Western Resources is in compliance in all material respects with, and each of the Western Resources
Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Western Resources
Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits. No prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any Western Resources
Benefit Plan, and which could give rise to liability on the part of Western Resources, KGE, any Western Resources
Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to Western Resources, KGE or would be material to Western Resources or KGE if it were Western Resources' or KGE's liability.

        (d)  Liabilities.   With respect  to  the  Western
Resources   Benefit  Plans,  individually  and   in   the
aggregate,  no event has occurred, and, to the  knowledge
of  Western  Resources,  there does  not  now  exist  any
condition  or  set of circumstances, that  could  subject
Western  Resources, KGE or any of the  Western  Resources
Subsidiaries to any material liability arising under  the
Code,  ERISA  or  any  other applicable  law  (including,
without limitation, any liability to any such plan or the
PBGC),  or under any indemnity agreement to which Western
Resources,   KGE   or   any  of  the  Western   Resources
Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

        (e)  Payments Resulting from the KCPL Merger or KGE
Merger.  Except as disclosed in the Western Resources SEC
Reports  filed prior to the date hereof, the consummation
or  announcement of any transaction contemplated by  this
Agreement  will not (either alone or upon the  occurrence
of  any  additional or further acts or events, including,
without  limitation,  the termination  of  employment  of
officers,  directors,  employees  or  agents  of  Western
Resources,   KGE   or   any  of  the  Western   Resources
Subsidiaries) result in any (i) payment (whether of severance pay or otherwise) becoming due from Western Resources, KGE or any of the Western
Resources Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any Western Resources Benefit Plan becoming accelerated, vested or payable.

        (f) Labor Agreements.  As of the date hereof, (i)
none  of  Western Resources, KGE or any  of  the  Western
Resources  Subsidiaries  is a  party  to  any  collective
bargaining  agreement or other labor agreement  with  any
union or labor organization and (ii) to the knowledge  of
Western   Resources,   there   is   no   current    union
representation  question involving employees  of  Western
Resources,   KGE   or   any  of  the  Western   Resources
Subsidiaries,  nor  does Western Resources  know  of  any
activity  or  proceeding  of any labor  organization  (or
representative thereof) or employee group to organize any
such  employees.   Except  as disclosed  in  the  Western
Resources  SEC Reports filed prior to the date hereof  or
except  to  the  extent such would  not  have  a  Western
Resources Material Adverse Effect, (i) there is no unfair
labor   practice,  employment  discrimination  or   other
material complaint against Western Resources, KGE or  any
of  the Western Resources Subsidiaries pending, or to the
knowledge of Western Resources, threatened, (ii) there is
no  strike, lockout or material dispute, slowdown or work
stoppage   pending  or,  to  the  knowledge  of   Western
Resources,   threatened  against  or  involving   Western
Resources  or  KGE,  and (iii) there  is  no  proceeding,
claim, suit, action or governmental investigation pending
or, to the knowledge of Western Resources, threatened  in
respect of which any director, officer, employee or agent
of Western Resources, KGE or any of the Western Resources
Subsidiaries   is   or   may   be   entitled   to   claim
indemnification  from Western Resources or  such  Western
Resources   Subsidiary  pursuant  to   their   respective
articles  of  incorporation or by-laws or as provided  in
any  indemnification agreements between such persons  and
Western   Resources,   KGE  or  any   Western   Resources
Subsidiary.

        Section  7.11 Environmental Protection.

        (a)  Except as set forth in the Western
Resources SEC Reports filed prior to the date hereof or in Section 7.11 of the Western Resources Disclosure
Schedule:

        (i) Compliance. Western Resources, KGE and each of the Western Resources Subsidiaries is in compliance with all applicable Environmental Laws and none of Western
  Resources,   KGE   or   any  of  the  Western   Resources
  Subsidiaries has received any communication  (written  or
  oral) from any person or Governmental Authority that alleges that Western Resources, KGE or any of the Western Resources Subsidiaries is not in such compliance with applicable Environmental Laws, except in each foregoing case where the failure to so comply would not have a
  Western  Resources  Material  Adverse  Effect.   To   the
  knowledge of Western Resources, compliance with all applicable Environmental Laws will not require Western Resources, KGE or any Western Resources Subsidiary to incur costs that will be reasonably likely to result in a Western Resources Material Adverse Effect.

        (ii) Environmental Permits.  Western Resources,
  KGE and each of the Western Resources Subsidiaries has obtained or has applied for all the Environmental Permits necessary for the construction of their facilities or the conduct of their operations, except where the failure to so obtain would not have a Western Resources Material
  Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Western Resources, KGE and each of the Western Resources
  Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits.

        (iii) Environmental Claims. There is no Environmental Claim which would have a Western Resources Material Adverse Effect pending (A) against Western Resources, KGE or any of the Western Resources Subsidiaries (B) to the knowledge of Western Resources, against any person or
  entity  whose  liability  for  any  Environmental   Claim
  Western Resources, KGE or any of the Western Resources Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which Western
  Resources,   KGE   or   any  of  the  Western   Resources
  Subsidiaries owns, leases or manages, in whole or in part.

       (iv) Releases. Western Resources has no knowledge of
  any  Releases  of any Hazardous Material  that  would  be
  reasonably  likely to form the basis of any Environmental
  Claim  against  Western Resources,  KGE  or  any  of  the
  Western  Resources Subsidiaries or against any person  or
  entity  whose  liability  for  any  Environmental   Claim
  Western  Resources, KGE or any of the  Western  Resources
  Subsidiaries has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which would not have a Western
  Resources Material Adverse Effect.

        (v)  Predecessors.    Western   Resources   has   no
  knowledge,  with  respect to any predecessor  of  Western
  Resources,   KGE   or   any  of  the  Western   Resources
  Subsidiaries, of any Environmental Claim which would have a Western Resources Material Adverse Effect pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim which would have a Western Resources Material Adverse Effect.

        Section 7.12  Regulation as a Utility.  As of the
date  hereof,  (1)  Western Resources and  KGE  are  each
regulated as a public utility in the State of Kansas  and
in no other state, and (2) Western Resources is an exempt
Holding Company under the 1935 Act.  Section 7.12 of  the
Western  Resources Disclosure Schedule sets forth certain
entities  in  which Western Resources  has  an  ownership
interest  that may be subject to regulation as  a  public
utility   or   public   service   company   (or   similar
designation) in certain foreign countries.

        Section 7.13   Vote Required.  (i) Provided  that
the Western Resources $100 Preferred has been redeemed pursuant to Section 9.19, the approval of this Agreement, the Asset Contribution, the Stock Contribution, and amendments to the Western Resources

Articles, including, without limitation, increasing the number of shares of Western Resources Common Stock authorized, by a majority of the shares of Western
Resources Common Stock outstanding on the record date for such vote is the only vote of the holders of any class or series of the capital stock of Western Resources or any of its Subsidiaries (other than KGE and New KC) required to approve this Agreement, the Asset Contribution, the Stock Contribution and the issuance of shares of Western
Resources Common Stock to be contributed to KGE pursuant to the Stock Contribution and (ii) Western Resources, in its capacity as sole stockholder of New KC and KGE, has approved this Agreement, the Asset Contribution, the Stock
Contribution and the KCPL Merger and KGE Merger, respectively, and the other transactions contemplated hereby (collectively, the "Western Resources Shareholders'
Approval").

        Section 7.14   Article  XI (Business  Combination
with   Interested  Shareholder)  of  Western   Resources'
Articles of Incorporation.  The provisions of Article  XI
(business combination with interested shareholder) of the
Western  Resources  Articles  will  not,  prior  to   the
termination of this Agreement, assuming the accuracy of the representation contained in Section 6.17 (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Asset Contribution, the Stock Contribution, the KCPL Merger, the KGE Merger or to the transactions contemplated hereby.

        Section 7.15   Opinion  of  Financial   Advisor.
Western  Resources  has received the opinion  of  Salomon
Smith Barney ("Salomon"), dated as of the date hereof, to
the   effect  that,  as  of  such  date,  the   Aggregate
Consideration is fair from a financial point of view to Western Resources.

        Section 7.16  Insurance.  Except as set forth  in
Section   7.16   of  the  Western  Resources   Disclosure
Schedule, Western Resources, KGE and each of the  Western
Resources Subsidiaries is, and has been continuously since January 1, 1994 (and, with respect to any Western
Resources Subsidiary, if later than January 1, 1994, its date of acquisition by Western Resources), and New KC at the Closing will be, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by Western
Resources, KGE and the Western Resources Subsidiaries during such time period and, as contemplated by this Agreement, the business to be conducted by New KC after the Closing. None of Western Resources, KGE or any of the Western Resources Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Western Resources, KGE or any of the Western Resources Subsidiaries or New KC. The insurance policies of Western Resources, KGE and each of the Western Resources Subsidiaries are, and the insurance policies of New KC at the Closing will be, valid and enforceable policies in all material respects.

        Section 7.17  Western Resources not an Interested
Shareholder.   As  of the date hereof,  none  of  Western
Resources, KGE or, to its reasonable knowledge, any of its

Affiliates is an "Interested Shareholder" as such term is defined in Article Twelfth of KCPL's Restated
Articles of Consolidation.

        Section 7.18  Takeover Statutes.  No "fair price,"
"moratorium,"  "control  share  acquisition"   or   other
similar  anti-takeover  statute or regulation  (including
Sections 17-1286 et seq. and 17-12,100, et seq. of the KGCC or Article XVII of the Western Resources Articles) is, or at the KCPL Effective Time or the KGE Effective
Time  will  be,  applicable  to  KCPL,  New  KC,  Western
Resources, KGE, the New KC Common Stock, the KCPL  Common
Stock, the Asset Contribution, the Stock Contribution, the KCPL Merger, the KGE Merger or the other transactions contemplated by this Agreement.

        Section 7.19   No Prior Operations of New KC. New
KC  is  a  corporation formed solely for the  purpose  of
effecting the transactions contemplated by this Agreement
and prior to the date hereof New KC has not and prior  to
the  Closing  will not have engaged in  any  business  or
other  activity  other  than  as  contemplated  by   this
Agreement.

        Section  7.20   Title to Properties.  (a)  Title.
Western Resources has good and sufficient title to all of
the  KPL  Assets,  including all of  the  properties  and
assets  reflected  in  the  KPL  Balance  Sheet  and  all
properties  and  assets purchased or  otherwise  acquired
since  December 31, 1997.  Such assets are sufficient  to
enable  Western Resources to conduct the KPL Business  as
currently  conducted without material interference,  and,
as  of the date hereof, are free and clear of Liens other
than  Permitted  Liens (in each case as  defined  below).
Western  Resources  holds under  valid  lease  agreements
certain  real  and  personal properties which  constitute
part  of  the  KPL  Assets or are reflected  in  the  KPL
Balance   Sheet,  and  enjoys  peaceful  and  undisturbed
possession  of  such properties under such leases,  other
than  any  properties as to which such leases  will  have
terminated in the ordinary course of business  since  the
date of such filing.  As of the date hereof, with respect
to the KPL Business, neither Western Resources nor any of
its  predecessors has received any written notice of  any
adverse  claim  to the title to any properties  owned  by
them  or  with  respect  to any  lease  under  which  any
properties are held by them, other than any claims  that,
individually  or  in  the aggregate,  would  not  have  a
material  adverse  effect on the KPL Business.   For  the
purposes of this Section 7.20, the term "Lien" shall mean
any  mortgage,  pledge,  security interest,  encumbrance,
lien, claim, condition, equity interest, option, right of
first   refusal,  charge  or  restriction  of  any   kind
(including  any agreement to give any of the  foregoing),
any  conditional sale or other title retention agreement,
any  lease  in  the nature thereof or the  filing  of  or
agreement  to  give  any financing  statement  under  the
Uniform   Commercial  Code  of  any  jurisdiction.    For
purposes of this Section 7.20, the term "Permitted Liens" shall mean (i) Liens for taxes and assessments, general and special, not yet due and payable, and (ii) Liens, encumbrances and other defects existing on the properties on the date hereof or which arise in the ordinary course of the KPL Business or which, individually or in the aggregate, do not and will not materially interfere with or impair the continued ownership, possession, use or operation of the KPL Assets.

        (b)  Easements.  With respect to the KPL Business,
Western Resources is not in violation of the terms of any
Easement  (as  defined below) except any such  violations
that  individually or in the aggregate, would not have  a
material  adverse effect on the KPL Business.  Except  as
would  not  have  a material adverse effect  on  the  KPL
Business, all Easements in favor of the KPL Business  are
valid  and enforceable and grant the rights purported  to
be  granted  thereby and all rights necessary  thereunder
for  the operation of the KPL Business.  For purposes  of
this  Section 7.20, "Easements" shall mean all easements,
rights-of-way,  permits,  licenses,  franchises,  leases,
surface   leases,  prescriptive  rights   and   ways   of
necessity, whether or not of record.

         Section  7.21  Condition  of  Assets.   To   the
knowledge of Western Resources, except as would not have a material adverse effect on the KPL Business, the buildings, plants, structures, and equipment of Western
Resources relating to the KPL Business are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

        Section  7.22 Accounts Receivable.  All  Accounts
Receivable  (as defined below) with respect  to  the  KPL
Business, represent or will represent, as of the Closing,
obligations arising from sales actually made or  services
actually performed in the ordinary course of business  of
Western  Resources  with respect  to  the  KPL  Business,
subject   to   customary  provisions  for   uncollectible
accounts.   To the knowledge of Western Resources,  there
is  no  contest,  claim or right of  set-off,  under  any
contract  or  with  any obligor of an Account  Receivable
relating  to the KPL Business relating to the  amount  or
validity  of such Account Receivable which would  have  a
material  adverse  effect  on  the  KPL  Business.    For
purposes of this Section 7.22, "Accounts Receivable" shall mean the accounts and other receivables, including unbilled revenues, of Western Resources to the extent arising primarily out of the KPL Business.


                        ARTICLE VIII

         CONDUCT OF BUSINESS PENDING THE KGE MERGER

        Section 8.1  Covenants of KCPL.  KCPL agrees, as
to  itself and as to each of its Subsidiaries, that after
the  date hereof and prior to the KGE Effective  Time  or
earlier  termination  of this Agreement,  (i)  except  as
expressly  contemplated or permitted in  this  Agreement,
(ii)  except as Western Resources may otherwise agree  in
writing (which decision regarding agreement shall be made
as  soon  as  reasonably practicable),  (iii)  except  as
otherwise  provided in the business plan of KCPL  in  the
form  previously  disclosed  to  Western  Resources   and
attached  hereto  as Section 8.1 of the  KCPL  Disclosure
Schedule  (the "KCPL Business Plan"); provided,  however,
that  for  purposes  of the preceding clause  (iii)  KCPL
shall  obtain Western Resources' written agreement (which
decision  regarding agreement shall be made  as  soon  as
reasonably practicable) prior to making or committing  to
make   any   acquisitions  or  capital  expenditures   or
incurring   or  committing  to  incur  any  indebtedness,
including  guarantees  but  not  including  the  cost  of
routine  regulated  utility  capital  expenditures  (such
acquisitions,   capital  expenditures  and  indebtedness,
collectively, "Investments") subsequent to the time  when
the  aggregate value of the Investments made or committed
to  be  made  by  KCPL as permitted by this  Section  8.1
exceeds  in the aggregate $150,000,000 during the  period
January  1,  1997  through December 31,  1997  and  which
aggregate  limits  for each subsequent  six-month  period
commencing January 1, 1998 through the Closing  shall  be
$75,000,000 ($25,000,000 of which during each  such  six-
month  period may be expended or committed on  items  not
included in the KCPL Business Plan), it being agreed that
to  the  extent  any  such  $150,000,000  or  $75,000,000
aggregate amount is not made, committed or incurred during such one-year or any such six-month period, as the case may be, such amount or amounts shall be added to, and cumulated with, the amount or amounts available during subsequent time periods until the Closing (such aggregate limits to exclude the cost of routine regulated utility capital expenditures); and provided further that, KCPL shall be permitted to use the proceeds obtained from any disposition of assets for Investments in accordance with the KCPL Business Plan; provided, further, however, that KCPL shall confer on a regular and frequent basis with representatives of Western Resources in the course of KCPL's implementation of the KCPL Business Plan and any expenditures referred to in this Section 8.1:

        (a) Ordinary Course of Business.  KCPL shall, and
  shall  cause  its respective Subsidiaries  to,  carry  on
  their  respective  businesses in the usual,  regular  and
  ordinary  course  in  substantially the  same  manner  as
  heretofore  conducted and use all commercially reasonable
  efforts   to  preserve  intact  their  present   business
  organizations  and goodwill, preserve  the  goodwill  and
  relationships with customers, suppliers and others having
  business  dealings  with  them and,  subject  to  prudent
  management  of  work  force needs  and  ongoing  programs
  currently in force, keep available the services of  their
  present  officers and employees, provided, however,  that
  nothing  shall  prohibit KCPL or any of its  Subsidiaries
  from transferring operations to KCPL or any of its wholly
  owned  Subsidiaries.   KCPL shall  not,  nor  shall  KCPL
  permit any of its Subsidiaries to, enter into a new line of business involving any material investment of assets or resources or any material exposure to liability or loss to KCPL and the KCPL Subsidiaries taken as a whole.

        (b)  Dividends.   KCPL shall  not, nor  shall  it
  permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to KCPL or KCPL Subsidiaries and other than (A) dividends required to be paid on any KCPL Preferred Stock in accordance with the terms thereof and (B) regular quarterly dividends on KCPL Common Stock with usual record and payment dates not, during any period of any fiscal year, in excess (except to the extent consistent with good business judgment and KCPL's past dividend practice) of the quarterly dividend most recently declared on such stock as of the date hereof, (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock or (iii) except as set forth in Section 8.1(b) of the KCPL
  Disclosure Schedule, redeem, repurchase or otherwise acquire any shares of their capital stock, other than (A) redemptions, purchases or acquisitions required by the terms of any series of KCPL Preferred Stock or (B) for the purpose of funding employee stock ownership plans in accordance with past practice. Notwithstanding the foregoing, KCPL may redeem the KCPL Preferred Stock pursuant to the provisions of Section 2.4(c).

        (c)  Issuance of Securities.  Except as set  forth
  in  Section 8.1(c) of the KCPL Disclosure Schedule, since
  the Original Execution Date KCPL shall not, nor shall  it
  permit any of its Subsidiaries to, issue, agree to issue,
  deliver,  sell,  award, pledge, dispose of  or  otherwise
  encumber  or authorize or propose the issuance, delivery,
  sale,  award,  pledge, disposal or other encumbrance  of,
  any  shares  of their capital stock of any class  or  any
  securities convertible into or exchangeable for,  or  any
  rights,  warrants or options to acquire, any such  shares
  or convertible or exchangeable securities, other than (i)
  intercompany   issuances  of  capital  stock   and   (ii)
  issuances  in the ordinary course of business  consistent
  with  past  practice of up to 2,000,000  shares  of  KCPL
  Common Stock during any fiscal year to be issued pursuant
  to   employee  benefit  plans,  stock  option  and  other
  incentive  compensation plans, director plans  and  stock
  purchase  plans and dividend reinvestment plans  existing
  prior  to  the  date hereof and heretofore  disclosed  to
  Western Resources or pursuant to plans adopted after  the
  date  hereof  which  shall  be reasonably  acceptable  to
  Western Resources.  The parties shall promptly furnish to
  each   other   such  information  as  may  be  reasonably
  requested  including financial information and take  such
  action as may be reasonably necessary and otherwise fully
  cooperate  with  each  other in the  preparation  of  any
  registration statement under the Securities Act and other
  documents  necessary in connection with the  issuance  of
  securities  as  contemplated  by  this  Section   8.1(c),
  subject to obtaining customary indemnities.

        (d) Charter Documents. KCPL shall not amend or propose to amend its charter, by-laws or regulations, or similar organic documents, except as contemplated herein.

        (e)  No Acquisitions.  KCPL shall not, nor shall it
  permit  any of its Subsidiaries to, acquire, or  publicly
  propose  to  acquire, or agree to acquire, by  merger  or
  consolidation  with,  or  by purchase  or  otherwise,  an
  equity interest in or a substantial portion of the assets
  of,   any   business  or  any  corporation,  partnership,
  association or other business organization or division thereof, nor shall KCPL acquire or agree to acquire a material amount of assets other than in the ordinary course of business consistent with past practice.

        (f) Capital Expenditures. KCPL shall not, nor shall it permit any of its Subsidiaries to, make capital expenditures during any fiscal year in excess of the amount budgeted for capital expenditures for such fiscal year in the KCPL Business Plan.

        (g)  No Dispositions.  Except as set forth in
  Section 8.1(g) of the KCPL Disclosure Schedule, KCPL shall not, nor shall it permit any of its Subsidiaries to, sell or dispose of any of their assets other than dispositions in the ordinary course of business consistent with past practice.

        (h)  Indebtedness.  KCPL shall not, nor  shall  it
  permit any of its Subsidiaries to, incur or guarantee any
  indebtedness  (including any debt borrowed or  guaranteed
  or  otherwise assumed including, without limitation,  the
  issuance  of  debt securities or warrants  or  rights  to
  acquire  debt)  or enter into any "keep  well"  or  other
  agreement  to maintain any financial statement  condition
  of another person or entity or enter into any arrangement
  having the economic effect of any of the foregoing  other
  than  (i)  indebtedness or guarantees or "keep  well"  or
  other  agreements  in  the ordinary  course  of  business
  consistent  with past practice (such as the  issuance  of
  commercial  paper, the use of existing credit  facilities
  or  hedging activities), (ii) other indebtedness or "keep
  well" or other agreements not aggregating more than  $250
  million,   (iii)  arrangements  between  KCPL   and   its
  Subsidiaries  or among its Subsidiaries, (iv)  except  as
  set  forth  in  Section  8.1(h) of  the  KCPL  Disclosure
  Schedule,  (v)  in  connection  with  the  refunding   of
  existing  indebtedness,  (vi)  in  connection  with   the
  redemption  of the KCPL Preferred Stock as set  forth  in
  Section   2.4(c),  or  (vii)  as  may  be  necessary   in
  connection  with  acquisitions  or  capital  expenditures
  provided  for in the KCPL Business Plan.  Notwithstanding
  anything  contained herein to the contrary, the aggregate
  total   indebtedness   for  borrowed   money   (including
  preferred stock) of KCPL and its Subsidiaries shall not exceed $1.4 billion at the KCPL Effective Time.

        (i)  Compensation,  Benefits.  Except  as  may  be
  required   by   applicable  law  or  as  set   forth   in
  Section  8.1(i)  of  the KCPL Disclosure  Schedule,  KCPL
  shall  not,  nor shall it permit any of its  Subsidiaries
  to, (i) enter into, adopt or amend or increase the amount
  or  accelerate the payment or vesting of any  benefit  or
  amount payable under, any employee benefit plan or  other
  contract,   agreement,  commitment,  arrangement,   plan,
  trust,  fund or policy maintained by, contributed  to  or
  entered  into  by  KCPL  or any of  its  Subsidiaries  or
  increase,   or   enter  into  any  contract,   agreement,
  commitment or arrangement to increase in any manner,  the
  compensation or fringe benefits, or otherwise to  extend,
  expand  or  enhance  the engagement,  employment  or  any
  related  rights,  of  any  director,  officer  or   other
  employee  of KCPL or any of its Subsidiaries, except  for
  normal  increases  in  the ordinary  course  of  business
  consistent with past practice that, in the aggregate,  do
  not  result  in  a  material  increase  in  benefits   or
  compensation  expense to KCPL or any of its Subsidiaries;
  (ii)  enter  into or amend any employment,  severance  or
  special  pay  arrangement with respect to the termination
  of  employment  or other similar contract,  agreement  or
  arrangement  with  any  director  or  officer  or   other
  employee  other than in the ordinary course  of  business
  consistent with past practice; or (iii) deposit into  any
  trust (including any "rabbi trust") amounts in respect of
  any  employee  benefit  obligations  or  obligations   to
  directors; provided that transfers into any trust,  other
  than  a  rabbi  or  other  trust  with  respect  to   any
  non-qualified deferred compensation, may be made in accordance with past practice.

        (j) 1935 Act. KCPL shall not, nor shall KCPL permit any of its Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in KCPL's status, or that of its Subsidiaries, under the 1935 Act.

        (k)  Accounting.   KCPL shall not,  nor  shall  it
  permit any of its Subsidiaries to, make any changes in its accounting methods, except as required by law, rule, regulation or GAAP.

        (l)  Affiliate Transactions.  Except as set  forth
  in  Section 8.1(l) of the KCPL Disclosure Schedule,  KCPL
  shall  not,  nor shall it permit any of its  Subsidiaries
  to, enter into any material agreement or arrangement with
  any   of  their  Affiliates  (other  than  wholly   owned
  Subsidiaries) on terms materially less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third-party on an arm's length basis.

        (m)  Cooperation, Notification.   KCPL  shall  (i)
  confer on a regular and frequent basis with one or more representatives of Western Resources to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify Western Resources of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, and (iii) promptly provide Western Resources with copies of all filings made by KCPL or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

        (n)  Rate Matters.  Subject to applicable law, KCPL
  shall, and shall cause its Subsidiaries to, discuss  with
  Western Resources any changes in its or its Subsidiaries'
  rates or the services it provides or charges (other  than
  pass-through fuel and gas rates or charges), standards of
  service  or accounting from those in effect on  the  date
  hereof and consult with Western Resources prior to making
  any  filing (or any amendment thereto), or effecting  any
  agreement,   commitment,  arrangement  or  consent   with
  governmental regulators, whether written or oral, formal or informal, with respect thereto, and KCPL will not make any filing to change its rates or the services it provides on file with the FERC that would have a material adverse effect on the benefits associated with the business combination provided for herein.

        (o)  Third-Party Consents.  KCPL shall, and  shall
  cause   its   Subsidiaries  to,  use   all   commercially
  reasonable efforts to obtain all KCPL Required  Consents.
  KCPL  shall  promptly  notify Western  Resources  of  any
  failure  or  prospective  failure  to  obtain  any   such
  consents and, if requested by Western Resources, shall provide copies of all KCPL Required Consents obtained by KCPL to Western Resources.

        (p) No Breach, Etc. KCPL shall not, nor shall it permit any of its Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing
  Date.

        (q)  Tax-Exempt Status.  KCPL shall not, nor shall
  it  permit  any of its Subsidiaries to, take  any  action
  that  would likely jeopardize the qualification of KCPL's
  or  Western  Resources' outstanding revenue  bonds  which
  qualify  on the date hereof under Section 142(a)  of  the
  Code   as   "exempt  facility  bonds"  or  as  tax-exempt
  industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

        (r)  Contracts.   KCPL shall not, nor  shall  KCPL
  permit  any Subsidiary of KCPL to, except in the ordinary
  course of business consistent with past practice, modify,
  amend,   terminate,  renew  or  fail  to  use  reasonable
  business efforts to renew any material contract or agreement to which KCPL or any Subsidiary of KCPL is a party or waive, release or assign any material rights or claims.

        (s) Insurance. KCPL shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by KCPL or its Subsidiaries.

        (t)  Permits.   KCPL shall, and  shall  cause  its
  Subsidiaries  to, use reasonable efforts to  maintain  in
  effect  all  existing  governmental  permits  which   are
  material to the operations of KCPL or its Subsidiaries.

        (u)  Tax  Matters.   KCPL shall not  (i)  make  or
  rescind  any material express or deemed election relating
  to  taxes  unless such election will have the  effect  of
  minimizing  the tax liabilities of KCPL  or  any  of  its
  Subsidiaries, including elections for any and  all  joint
  ventures,   partnerships,  limited  liability  companies,
  working interests or other investments where KCPL has the capacity to make such binding elections, (ii) without the written consent of Western Resources, which consent will not be unreasonably withheld, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes unless such settlement or compromise results in
  (A) a change in taxable income or tax liability that will reverse in future periods and is therefore, by its nature, a timing difference or (B) a change in taxable income or tax liability that will not reverse in future periods and is therefore, by its nature, a permanent difference unless the tax liability resulting from the increase is less than $5 million, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31,

  1996, except as may be required by applicable law or except for such changes that would reduce consolidated federal taxable income or alternative minimum taxable income.

        (v)  Discharge of Liabilities.  KCPL shall not, nor
  shall  KCPL  permit  any  of its  Subsidiaries  to,  pay,
  discharge or satisfy any material claims, liabilities  or
  obligations  (absolute, accrued, asserted or  unasserted,
  contingent   or  otherwise),  other  than  the   payment,
  discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of KCPL included in KCPL's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

        Section 8.2  Covenants of Western Resources, New
KC  and KGE.  Western Resources agrees, as to itself, New
KC and to each of its Subsidiaries, that after the date hereof and prior to the KGE Effective Time or earlier termination of this Agreement:

       (a)  Cooperation, Notification.  Western Resources
  shall  (i) confer on a regular and frequent basis  with
  one   or  more  representatives  of  KCPL  to  discuss,
  subject   to   applicable  law,  material   operational
  matters   and   the  general  status  of  its   ongoing
  operations,   (ii)   promptly  notify   KCPL   of   any
  significant   changes  in  its  business,   properties,
  assets, condition (financial or other), results of operations or prospects, and (iii) promptly provide
  KCPL  with  copies  of  all  filings  made  by  Western
  Resources or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

        (b)   Third-Party  Consents.   Western  Resources
  shall, and shall cause its Subsidiaries and New KC  to,
  use  all commercially reasonable efforts to obtain  all
  Western    Resources   Required   Consents.     Western
  Resources shall promptly notify KCPL of any failure  or
  prospective  failure to obtain any such  consents  and,
  if  requested  by  KCPL, shall provide  copies  of  all
  Western   Resources  Required  Consents   obtained   by
  Western Resources to KCPL.

       (c)  No  Breach, Etc.  Each of Western  Resources,
  KGE and New KC shall not, nor shall they permit any of their respective Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

       (d) New KC Not to Engage in Operations.  Prior  to
  the  KCPL  and  KGE Effective Times, Western  Resources
  shall  not  permit New KC to engage in any business  or
  incur any liabilities or be a party to any contract  or
  agreement,   other   than  as  contemplated   by   this
  Agreement or as specifically agreed to in writing by KCPL.

        (e) Cash for Payment in Lieu of Fractional Shares.
  New   KC  as  of  the  KGE  Effective  Time  will  have
  sufficient cash available to pay for all fractional share interests of New KC Common Stock which would otherwise be issued pursuant to the KCPL Merger.

        (f)  Insurance.   Western  Resources  shall   use
  reasonable   efforts  to  obtain  for   New   KC   with
  financially responsible insurance companies insurance effective as of the Closing Date in such amounts and against such risks and losses as are customary for companies engaged in the electric utility industry and employing methods of generating electric power and fuel sources similar to those methods to be employed and fuels to be used by New KC.



                        ARTICLE IX

                    ADDITIONAL AGREEMENTS

        Section 9.1    Access  to  Information.    Upon
reasonable notice, each party shall, and shall cause  its
Subsidiaries  to,  afford  to  the  officers,  directors,
employees,  accountants,  counsel,  investment   bankers,
financial advisors and other representatives of the other
parties   (collectively,  "Representatives")   reasonable
access,  during  normal  business  hours  throughout  the
period  prior to the KGE Effective Time, to  all  of  its
properties,  books,  contracts, commitments  and  records
(including, but not limited to, Tax Returns) and,  during
such  period,  each  party shall,  and  shall  cause  its
Subsidiaries to, furnish promptly to the other (i) access
to  each  report,  schedule and other document  filed  or
received by it or any of its Subsidiaries pursuant to the
requirements of federal or state securities laws or filed
with  or  sent  to  the  SEC,  the  FERC,  the  NRC,  the
Department  of Justice, the Federal Trade Commission,  or
any   other   federal  or  state  regulatory  agency   or
commission  and (ii) access to all information concerning
themselves,  their Subsidiaries, directors, officers  and
shareholders and such other matters as may be  reasonably
requested  by  the  other party in  connection  with  any
filings,   applications   or   approvals   required    or
contemplated  by this Agreement or for any  other  reason
related   to  the  transactions  contemplated   by   this
Agreement.  All documents and information supplied by one
party to the other pursuant to this Section 9.1 shall  be
deemed  to  be  "Evaluation Material" as defined  in  the
Confidentiality  Agreement,  dated  December  20,   1996,
between KCPL and Western Resources, as it may be amended from time to time (the "Confidentiality Agreement"), and shall be kept confidential in accordance with the terms of such Agreement.

        Section 9.2    Joint   Proxy   Statement   and
Registration Statement.

        (a)  Preparation  and   Filing.    The
parties  will prepare and file with the SEC  as  soon  as
reasonably   practicable  after  the  date   hereof   the
Registration Statement and the Proxy Statement (together,
the  "Joint  Proxy/Registration Statement"). The  parties
hereto shall each use reasonable efforts to (i) cause the
Registration Statement to be declared effective under the
Securities  Act  as  promptly as practicable  after  such
filing and (ii) respond as promptly as practicable to any
comments  made by the SEC. Each party hereto  shall  also
take  such action as may be reasonably required to  cause
the shares of (i) Western Resources Common Stock issuable
in connection with the Stock Contribution and the Western
Resources  Stock  Distribution to  be  registered  or  to
obtain  an  exemption from registration under  applicable
state  "blue  sky" or securities laws  and  (ii)  New  KC
Common  Stock issuable in connection with the KGE  Merger
and  the  KCPL  Merger to be registered or to  obtain  an
exemption from registration under applicable state   blue
sky" or securities laws; provided, however, that no party
shall  be  required to register or qualify as  a  foreign
corporation  or to take other action which would  subject
it  to  service of process in any jurisdiction where  the
Surviving  Corporation  will not be,  following  the  KGE
Merger,  so  subject.  Each of the parties  hereto  shall
furnish  all  information  concerning  itself  which   is
required   or  customary  for  inclusion  in  the   Joint
Proxy/Registration  Statement.  The  parties  shall   use
reasonable  efforts to cause the shares  of  (i)  Western
Resources Common Stock issuable in the Stock Contribution
and the Western Resources Stock Distribution and (ii) New
KC  Common Stock issuable in the KCPL Merger and the  KGE
Merger,  to  be  approved for listing on  the  NYSE  upon
official notice of issuance. The information provided  by
any  party hereto for use in the Joint Proxy/Registration
Statement  shall  be  true and correct  in  all  material
respects  without omission of any material fact which  is
required   to   make  such  information  not   false   or
misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint
Proxy Statement/Registration Statement.

        (b)  Letter of KCPL's Accountants.  KCPL
shall  use  its best efforts to cause to be delivered  to
Western  Resources letters of Coopers & Lybrand, dated  a
date  within  two business days before the  date  of  the
Joint  Proxy/Registration  Statement,  and  addressed  to
Western  Resources,  in  form  and  substance  reasonably
satisfactory to Western Resources and customary in  scope
and  substance  for "cold comfort" letters  delivered  by
independent   public  accountants  in   connection   with
registration statements on Form S-4.

        (c)  Letter   of  Western   Resources'
Accountants.   Western  Resources  shall  use  its   best
efforts  to  cause to be delivered to KCPL  a  letter  of
Arthur  Andersen  LLP, dated a date within  two  business
days  before  the  date  of the Joint  Proxy/Registration
Statement,  and addressed to KCPL, in form and  substance
reasonably  satisfactory to KCPL and customary  in  scope
and  substance  for "cold comfort" letters  delivered  by
independent   public  accountants  in   connection   with
registration statements on Form S-4.

        (d)  Fairness Opinions.  It shall be  a
condition  to the mailing of the Joint Proxy/Registration
Statement  to  the  shareholders  of  KCPL  and   Western
Resources  that (i) KCPL shall have received  an  opinion
from   Merrill  Lynch,  dated  the  date  of  the   Joint
Proxy/Registration Statement, to the effect that,  as  of
the date thereof, the consideration to be received by the
holders   of  KCPL  Common  Stock  (other  than   Western
Resources and its Affiliates) in the KCPL Merger and  the
Western  Resources Stock Distribution, taken as a  whole,
is  fair  to such holders from a financial point of  view
and (ii) Western Resources shall have received an opinion
from    Salomon,   dated   the   date   of   the    Joint
Proxy/Registration Statement, to the effect that, as of the date thereof the Aggregate Consideration is fair from a financial point of view to Western Resources.

        Section 9.3   Regulatory Matters.

        (a)  HSR  Filings.  Each  party  hereto
shall  file  or cause to be filed with the Federal  Trade
Commission   and   the   Department   of   Justice    any
notifications  required  to be filed  by  its  respective
"ultimate  parent"  company under  the  Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended (the  "HSR
Act"),   and   the  rules  and  regulations   promulgated
thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings in a timely manner and to respond on a timely basis to any requests for additional information made by either of such agencies.

        (b)  Other Regulatory Approvals.   Each
party hereto shall cooperate and use its best efforts  to
promptly prepare and file all necessary documentation, to
effect  all  necessary applications, notices,  petitions,
filings  and other documents, and to use all commercially
reasonable  efforts  to  obtain  all  necessary  permits,
consents,   approvals   and   authorizations    of    all
Governmental Authorities necessary or advisable to obtain
the  KCPL   Required Statutory Approvals and the  Western
Resources Required Statutory Approvals.

        Section 9.4  Shareholder Approval.

        (a)  Approval  of  KCPL  Shareholders.
Subject   to   the  provisions  of  Section  9.4(c)   and
Section   9.4(d),  KCPL  shall,  as  soon  as  reasonably
practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "KCPL Meeting") for the purpose of securing the KCPL Shareholders' Approval,
(ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its Restated Articles of Consolidation and by-laws,
(iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the KCPL Merger, this Agreement and the transactions contemplated hereby, and (iv) cooperate and consult with Western Resources with respect to each of the foregoing matters.

        (b)  Approval  of  Western   Resources
Shareholders.     Subject   to    the    provisions    of
Section 9.4(c) and Section 9.4(d), Western Resources shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Western Resources Meeting") for the purpose of securing the Western Resources Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with the Western Resources Articles and the by-laws of Western Resources
(the "Western Resources By-Laws"), (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby, including without limitation the Asset Contribution, the Stock Contribution and the issuance of shares of Western Resources Common Stock to be contributed to KGE pursuant to the Stock Contribution, and
(iv) cooperate and consult with KCPL with respect to each of the foregoing matters.

        (c)  Meeting   Date.    The   Western
Resources Meeting for the purpose of securing the Western
Resources Shareholders' Approval and the KCPL Meeting for
the  purpose of securing the KCPL Shareholders'  Approval
shall  be  held as soon as practicable, or at such  other
time   as  KCPL  and  Western  Resources  shall  mutually
determine in writing.

        (d)  Fairness  Opinions Not  Withdrawn.
It shall be a condition to the obligation of KCPL to hold the KCPL Meeting that the opinion of Merrill Lynch, referred to in Section 9.2(d), shall not have been withdrawn, and it shall be a condition to the obligation of Western Resources to hold the Western Resources
Meeting  that  the  opinion of Salomon,  referred  to  in
Section 9.2(d), shall not have been withdrawn.

        Section 9.5  Directors' and Officers' Indemnification.

        (a)  Indemnification.  To the extent, if
any, not provided by an existing right of indemnification
or other agreement or policy, from and after the KGE Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend  and hold harmless each person who is now, or  has
been at any time prior to the date hereof, or who becomes
prior to the KGE Effective Time, an officer, director or employee of any of the parties hereto or their respective
Subsidiaries   (each   an   "Indemnified    Party"    and
collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject
to  the  proviso of the next succeeding sentence, amounts
paid in settlement, arising out of actions or omissions occurring at or prior to the KGE Effective Time (and whether asserted or claimed prior to, at or after the KGE Effective Time) that are, in whole or in part, based on or  arising out of the fact that such person is or was  a
director,   officer  or  employee  of  such  party   (the
"Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage  or  liability (whether or not arising before  the
KGE  Effective Time), (i) the Surviving Corporation shall
pay  the reasonable fees and expenses of counsel selected
by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the KGCC, (ii) the Surviving Corporation will  cooperate  in  the defense  of  any such matter and
(iii) any  determination required to be made with  respect
to   whether   an Indemnified  Party's conduct complies with
the  standards set   forth  under  the  KGCC  and  the
certificate   of incorporation  or  by-laws of the
Surviving Corporation shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

        (b) Insurance.   For a period  of  six
years   after  the  KGE  Effective  Time,  the  Surviving
Corporation shall cause to be maintained in effect policies of directors and officers' liability insurance maintained by KCPL and Western Resources for the benefit of those persons who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage; provided, however, that the Surviving Corporation shall not be required to expend in any year an amount in excess of 150% of the annual aggregate premiums currently paid by KCPL and Western
Resources for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Surviving Corporation, for a cost not exceeding such amount.

        (c)  Successors.   In  the  event  the
Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 9.5.

        (d)  Survival  of Indemnification.   To
the fullest extent permitted by law, from and after the KGE Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of KCPL, New KC, Western Resources and KGE and their respective Subsidiaries with respect to their activities as such prior to the KGE Effective Time, as provided in their respective articles of incorporation and by-laws in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the KGE
Merger and shall continue in full force and effect for a period of not less than six years from the KGE Effective
Time.

        (e)  Benefit.  The provisions  of  this
Section 9.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

        Section 9.6    Public Announcements.  Subject  to
each party's disclosure obligations imposed by law, KCPL, New KC, Western Resources and KGE will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld).

        Section 9.7   Rule 145 Affiliates.   KCPL  shall
identify in a letter to Western Resources all persons who
are,  and to KCPL's knowledge who will be at the  Closing
Date,  "affiliates" of KCPL as such term is used in  Rule
145   under  the  Securities  Act.  KCPL  shall  use  all
reasonable efforts to cause its affiliates (including any
person who may be deemed to have become such an affiliate
after  the  date of the letter referred to in  the  prior
sentence) to deliver to Western Resources on or prior  to
the Closing Date a written agreement substantially in the
form   attached  as  Exhibit  9.7  (each  an   "Affiliate
Agreement").

        Section 9.8   Employee Agreements and  Workforce
Matters.

        (a)     Certain   Employee   Agreements.
Subject  to  Section 9.9 and Section 9.10, the  Surviving
Corporation  and  its Subsidiaries shall  honor,  without
modification,   all  contracts,  agreements,   collective
bargaining agreements, severance agreements between  KCPL
and  certain  of  its  officers and  commitments  of  the
parties  prior  to the date hereof that  have  previously
been provided to Western Resources and that are disclosed
in  Section 6.10 of the KCPL Disclosure Schedule and that
apply  to  any current or former employee or  current  or
former director of the parties hereto; provided, however,
that  this  undertaking is not intended  to  prevent  the
Surviving  Corporation  from  enforcing  such  contracts,
agreements,   collective   bargaining   agreements    and
commitments  in  accordance with their terms,  including,
without  limitation, any reserved right to amend, modify,
suspend,   revoke   or  terminate  any   such   contract,
agreement, collective bargaining agreement or commitment.

        (b)     Workforce  Matters.   Subject  to
applicable bargaining agreements, Western Resources shall treat the employees of the Surviving Corporation as a single workforce, and shall use its best effort to conduct its employee management practices on a fair and equitable basis, without regard to any employee's place of employment prior to the KGE Effective Time.

        Section 9.9  Employee Benefit Plans.

        (a)     Company  Plans. (i) From  the  KGE
Effective  Time until the first anniversary  of  the  KGE
Effective Time, New KC shall provide to employees of  the
Surviving Corporation who were employees of KCPL prior to
the  KGE Effective Time ("KCPL Employees") benefits which
are  no less favorable in the aggregate than the benefits
provided to employees of KCPL as of the date hereof, (ii)
between  the first and second anniversaries  of  the  KGE
Effective  Time, New KC may either provide KCPL Employees
benefits  which  are no less favorable in  the  aggregate
than the benefits provided to employees of KCPL as of the
date hereof or provide to KCPL Employees benefits on  the
same   terms  as  those  applicable  to  other  similarly
situated former KGE employees, and (iii) after the second
anniversary  of  the  KGE Effective Time,  New  KC  shall
provide  to KCPL Employees benefits on the same terms  as
those  applicable to other similarly situated former  KGE
employees.   In  the  event New KC is unable  to  provide
benefits  to KCPL Employees on the same terms  applicable
to  other  similarly situated former KGE employees  after
the  second  anniversary of the KGE  Effective  Time,  it
shall  continue  to provide benefits which  are  no  less
favorable in the aggregate than the benefits provided  to
KCPL  Employees  as of the date hereof until  such  other
benefits   can  be  provided.   For  purposes   of   this
Section 9.9(a), the term "benefits" shall not include the
following plans of KCPL: the Long Term Incentive Plan for
Executives,   the   Auto  Allowance,  the   Financial/Tax
Allowance, the Incentive Compensation Plan, the Executive
Long-Term  and  Short-Term Incentive  Plan,  the  RESULTS
Incentive   Compensation  Plan,  the  KLT,  Inc.   Annual
Incentive Pay Plan and Long Term Incentive Plan,  the  Ad
Hoc Bonus Program, the Retention/Hiring Bonus Program, the Sales and Marketing Incentive Plans, and the Bulk
Power Sales Incentive Plan.

        (b)     Effect of the KCPL Merger and  the
KGE Merger. The consummation of the KCPL Merger or the KGE Merger shall not be treated as a termination of employment for purposes of any Western Resources Benefit
Plan or KCPL Benefit Plan.

        (c)     Credit for Past Service.   Without
limitation   of   the   foregoing  provisions   of   this
Section 9.9, each participant in any benefit plan of  the
Surviving  Corporation shall receive credit  for  service
with KCPL, Western Resources or KGE, as the case may  be,
for  purposes of (i) eligibility to participate,  vesting
and  eligibility  to receive benefits under  any  benefit
plan   of  the  Surviving  Corporation  or  any  of   its
Subsidiaries or affiliates and (ii) benefit accrual under any severance or vacation pay plan; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit.

        Section  9.10   Stock Options.  Prior to  the  KCPL
Effective  Time, KCPL shall take such actions as  may  be
necessary  such  that  immediately  prior  to  the   KCPL
Effective Time, each option to purchase shares of KCPL Common Stock and any accrued dividend rights granted on such KCPL Common Stock (collectively, the "KCPL Stock Options") which is outstanding, whether or not then exercisable, shall be canceled and entitle the holder of any  then  exercisable KCPL Stock Options, upon surrender
of all outstanding KCPL Stock Options, to receive in consideration of such cancellation an amount in cash from KCPL equal to the result of multiplying the number of shares of KCPL Common Stock previously subject to such KCPL Stock Option by the difference between (i) the sum of (x) the fair market value of the number of shares of Western Resources Common Stock (as determined by the average closing price of the Western Resources Common Stock for the five (5) consecutive trading day period
occurring    immediately   following   the   distribution
contemplated by Section 4.1) that such optionee would have received pursuant to Section 4.1 if such optionee had exercised a KCPL Stock Option to purchase one (1) share of KCPL Common Stock immediately prior to the KCPL Effective Time and
(y) the fair market value of the number of shares of New KC Series A Common Stock (as determined by the average closing price of the New KC Series A Common Stock for the five (5) consecutive trading day period occurring immediately following the distribution contemplated by Section 4.1) that such optionee would have received pursuant to Section 2.4(a) if such optionee had exercised a KCPL Stock Option to purchase one (1) share of KCPL Common Stock immediately prior to the KCPL Effective Time and (ii) the per share exercise price of such KCPL Stock Options.

        Section 9.11 No Solicitations. From and after the date hereof, KCPL will not, and will not authorize or
permit  any  of  its  Representatives  to,  directly   or
indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined herein) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, KCPL may (i) at any time prior to the time KCPL's shareholders shall have voted to approve this Agreement, engage in discussions or negotiations
with   a  third  party  who  (without  any  solicitation,
initiation,  encouragement,  discussion  or  negotiation,
directly   or  indirectly,  by  or  with  KCPL   or   its
Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning KCPL and its business, properties and assets if, and only to the extent that,
(A) (x) the third party has first made an Acquisition Proposal that is financially superior to the transactions contemplated herein and has demonstrated that financing for the Acquisition Proposal is reasonably likely to be obtained (as determined in good faith by KCPL's Board of Directors after consultation with its financial advisors) and (y) KCPL's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel that such action is necessary for the KCPL Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to
furnishing   such   information  to  or   entering   into
discussions or negotiations with such person or entity, KCPL (x) provides prompt notice to Western Resources to the effect that it is planning to furnish information to or enter into discussions or negotiations with such person or entity and (y) receives from such person or
entity   an   executed   confidentiality   agreement   in
reasonably customary form on terms not in the aggregate materially more favorable to such person or entity than the terms contained in the Confidentiality Agreement,
(ii)  comply  with  Rule  14e-2  promulgated  under   the
Exchange Act with regard to a tender or exchange offer, and/or (iii) accept an Acquisition Proposal from a third party, provided KCPL first terminates this Agreement pursuant to Section 11.1(e). KCPL shall immediately
cease    and   terminate   any   existing   solicitation,
initiation,   encouragement,  activity,   discussion   or
negotiation with any parties conducted heretofore by KCPL
or its Representatives with respect to the foregoing. KCPL shall notify Western Resources orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep Western Resources informed of the status and details of any such inquiry, offer or proposal, and shall give Western Resources five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. As used herein, "Acquisition
Proposal"  shall mean   a   proposal  or  offer  (other
than  by  Western Resources, KGE or New KC) for a tender or
exchange offer, merger,   consolidation  or  other  business
combination involving KCPL or any KCPL Subsidiary or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of KCPL or any KCPL Subsidiary.

        Section 9.12   Board of Directors of New  KC.   At
the KGE Effective Time, Western Resources shall cause the initial Board of Directors of New KC to be comprised of six persons designated by Western Resources, and four persons selected from the Board of Directors of KCPL, in office as of the date hereof, designated by KCPL.
Thereafter, directors of New KC shall be nominated and elected in accordance with the procedures set forth in the New KC Articles and New KC By-Laws.

        Section 9.13  Post-Merger Operations.

        (a)     Principal Corporate  Offices.   At
the KGE Effective Time, (i) the executive headquarters of
New  KC  shall  be  in  Kansas City, Missouri,  (ii)  the
customer  service  headquarters of New  KC  shall  be  in
Wichita,   Kansas,   and  (iii)   the   field   operation
headquarters of New KC shall be in Topeka, Kansas.

        (b)     Charities.  After the KGE Effective
Time, the Surviving Corporation currently intends to provide charitable contributions and community support within the service areas of KCPL and Western Resources and each of their respective Subsidiaries at annual levels substantially comparable to the annual levels of charitable contributions and community support provided by KCPL and Western Resources and their respective
Subsidiaries within their service areas during 1994 and 1995.

        (c)     Board  of  Directors  of  Western
Resources. At the KGE Effective Time, Western Resources shall cause to be nominated to the Board of Directors of Western Resources (to such class of directors as Western
Resources shall determine in its sole discretion) the following persons: William H. Clark, Robert J. Dineen and
Robert H. West. No persons shall be substituted for the foregoing persons if any such person is not qualified or declines to serve as a director of Western Resources pursuant to the Western Resources Articles or the Western
Resources By-Laws.

        (d)     Termination  of  Litigation.  The
parties hereto shall immediately dismiss, with each party
bearing  its  own  costs  and  litigation  expenses,  all
proceedings   pending   between  themselves   and   their
affiliates, including without limitation KCPL v.  Western
Resources,  Inc.  et al., Civ. Action  No.  96-552-CV-W-5
(W.D.  Mo.),  and each shall thereafter sign and  deliver
such   further   instruments  as  may  be  necessary   in
connection with such dismissals.

        (e)  Dividends.  Upon the KGE Effective
Time, the dividend policy of New KC shall be set by the Board of Directors of New KC so as to achieve a payout ratio that is consistent with comparable electric utility companies.

        Section 9.14  Expenses.  Subject to Section 11.3,
all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by KCPL and Western Resources.

        Section 9.15  Transition Management.  The parties
shall  create a special transition management task  force
(the "Task Force") which shall be jointly headed by representatives appointed by and reasonably acceptable to the Chief Executive Officers of Western Resources and
KCPL. The Task Force shall examine various alternatives regarding the manner in which to best organize and manage the business of the Surviving Corporation after the KGE
Effective Time, subject to applicable law.

        Section 9.16   Purchase Accounting  and  Tax-Free
Status.   Each party hereto agrees, as to itself  and  to
each of its Subsidiaries, that after the date hereof and prior to the KGE Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement:

        (a) Purchase Accounting. Western Resources and New KC shall account for the KGE Merger and the KCPL
  Merger  under  the  purchase  method  of  accounting   in
  accordance with the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations."

        (b) Tax-Free Status. None of the parties hereto shall, nor shall any party hereto permit any of its Subsidiaries or any employees, officers or directors of such party or of any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the ability of the KCPL Merger or the KGE Merger to qualify for tax-free treatment under the
  Code,   both   to   the  parties  and  their   respective
  shareholders (except for any cash received in lieu of fractional shares), and each party hereto shall use all reasonable efforts to achieve such result.

        Section 9.17    Further  Assurances.   Each  party
will, and will cause its Subsidiaries to, execute such further documents and instruments and take such further actions, including the application for any necessary regulatory approvals or exemptions, as may reasonably be requested by any other party in order to consummate the transactions contemplated hereby in accordance with the terms hereof.

        Section 9.18  Interim Dividends.  The last record
date of each of KCPL and Western Resources on or prior to the KGE Effective Time which relates to a regular quarterly dividend on KCPL Common Stock or Western
Resources Common Stock, as the case may be, shall be the same date and shall be prior to the KGE Effective Time.

        Section 9.19   Redemption  of  Certain   Western
Resources  $100  Preferred.  Prior to the  KGE  Effective
Time,  the Board of Directors of Western Resources  shall
call  for  redemption all outstanding shares  of  4  1/2%
Western  Resources $100 Preferred Stock, 4  1/4%  Western
Resources  $100 Preferred Stock and 5% Western  Resources
$100  Preferred Stock at a redemption price equal to  the
amount  set  forth  in  the Western  Resources  Articles,
together  with  all dividends accrued and unpaid  to  the
date  of  such  redemption and take  all  other  required
actions  so  that all shares of 4 1/2% Western  Resources
$100  Preferred  Stock,  4 1/4%  Western  Resources  $100
Preferred  Stock and 5% Western Resources $100  Preferred
Stock shall be redeemed and no such shares shall be deemed to be outstanding at the KGE Effective Time or entitled to vote on the approval of this Agreement and the transactions contemplated hereby.


                          ARTICLE X

                         CONDITIONS

        Section 10.1     Conditions   to   Each   Party's
Obligation to Effect the KGE Merger and the KCPL  Merger.
The respective obligations of each party to effect the KGE Merger or the KCPL Merger, as the case may be, shall be subject to the satisfaction on or prior to the Closing
Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 11.5 by the joint action of the parties hereto:

        (a)  Shareholder Approvals.  The Western Resources
  Shareholders'   Approval  and  the   KCPL   Shareholders'
  Approval shall have been obtained.

        (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the KGE Merger or the KCPL Merger shall have been issued and be continuing in effect, and the KGE Merger, the KCPL
  Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

        (c)  Registration  Statement.   The  Registration
  Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

        (d)  Listing  of  Shares.  The shares  of  Western
  Resources Common Stock issuable in the Stock Contribution and the Western Resources Stock Distribution and the shares of New KC Common Stock issuable in the KCPL Merger and the KGE Merger shall have been approved for listing on the NYSE upon official notice of issuance.

        (e)  Required  Statutory  Approvals.   The   KCPL
  Required  Statutory Approvals and the  Western  Resources
  Required Statutory Approvals shall have been obtained  at
  or  prior  to the KCPL Effective Time and such  approvals
  shall  have  become  Final Orders (as defined  below).  A
  "Final  Order"  means  action by the relevant  regulatory
  authority  which has not been reversed, stayed, enjoined,
  set  aside, annulled or suspended, with respect to  which
  any   waiting  period  prescribed  by  law   before   the
  transactions  contemplated hereby may be consummated  has
  expired,   and  as  to  which  all  conditions   to   the
  consummation of such transactions prescribed by law, regulation or order have been satisfied.

        (f)  Permits.   To the extent that  the  continued
  lawful  operations of the business of KCPL or any of  its
  Subsidiaries after the KCPL Merger or to the extent  that
  the  continued  lawful  operations  of  the  business  of
  Western   Resources,  KGE,  New  KC,  or  any  of   their
  respective Subsidiaries after the KGE Merger require that any license, permit or other governmental approval be transferred to the Surviving Corporation or issued to the Surviving Corporation, such licenses, permits or other authorizations shall have been transferred or reissued to the Surviving Corporation at or before the Closing Date, except where the failure to transfer or reissue such licenses, permits or other authorizations would not have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Surviving Corporation and its Subsidiaries taken as a whole immediately after the KGE Effective Time.

        (g)  Tax  Confirmation.  Western  Resources  shall
  have   received   confirmation  in  form  and   substance
  reasonably satisfactory to Western Resources from the Kansas tax authorities that no sales or use tax is payable in connection with the Asset Contribution.

        Section 10.2  Conditions to Obligation of Western
Resources, KGE and New KC to Effect the KGE Merger.   The
obligation of Western Resources, KGE and New KC to effect
the   KGE  Merger  shall  be  further  subject   to   the
satisfaction,  on or prior to the Closing  Date,  of  the
following conditions, except as may be waived by  Western
Resources,  KGE  and  New  KC  in  writing  pursuant   to
Section 11.5:

        (a)  Performance  of Obligations  of  KCPL.   KCPL
  (and/or its appropriate Subsidiaries) will have performed in all material respects their agreements and covenants contained in or contemplated by this Agreement which are required to be performed by them at or prior to the KGE
  Effective Time including, without limitation, agreements and covenants contained in Section 2.4(c) hereof.

        (b)  Representations   and   Warranties.     The
  representations and warranties of KCPL set forth in  this
  Agreement shall be true and correct (i) on and as of  the
  date  hereof and (ii) on and as of the Closing Date  with
  the  same  effect  as  though  such  representations  and
  warranties  had been made on and as of the  Closing  Date
  (except for representations and warranties that expressly
  speak only as of a specific date or time which need  only
  be  true  and correct as of such date or time) except  in
  each  of  cases  (i)  and  (ii)  for  such  failures   of
  representations  or  warranties to be  true  and  correct
  (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, would not result in a KCPL Material Adverse Effect.

        (c)  Closing Certificates.  Western Resources shall
  have received a certificate signed by the chief financial
  officer  of  KCPL, dated the Closing Date, to the  effect
  that,  to  the  best  of  such officer's  knowledge,  the
  conditions    set   forth   in   Section   10.2(a)    and
  Section 10.2(b) have been satisfied.

        (d)  KCPL  Material  Adverse  Effect.   No   KCPL
  Material Adverse Effect shall have occurred.

        (e)  KCPL  Required  Consents. The  KCPL  Required
  Consents the failure of which to obtain would have a KCPL
  Material Adverse Effect, shall have been obtained.

        (f) Affiliate Agreements. Western Resources shall have received Affiliate Agreements, duly executed by each "Affiliate" of KCPL, substantially in the form of Exhibit
  9.7, as provided in Section 9.7.

        (g)  1935   Act.   Western  Resources  shall   be
  reasonably  satisfied that, following the  KGE  Effective
  Time, it shall be exempt from all provisions of the  1935
  Act other than Section 9(a)(2) thereof.

        (h) Statutory Approvals. Western Resources shall be reasonably satisfied that the Final Orders, other than any Final Order issued by FERC, with respect to the KCPL
  Required  Statutory Approvals and the  Western  Resources
  Required Statutory Approvals shall not impose terms or conditions which, individually or in the aggregate, would have, or insofar as reasonably can be foreseen, are likely to have a material adverse effect on the business, assets, financial condition or results of operations of the Surviving Corporation or a material adverse effect on the benefits anticipated by Western Resources as a result of the consummation of the transactions contemplated by this Agreement.

        (i) FERC Approval. Western Resources shall be reasonably satisfied that any Final Order issued by FERC with respect to the KCPL Required Statutory Approvals and the  Western Resources Required Statutory Approvals shall
  not impose terms or conditions which, individually or  in
  the  aggregate, would have, or insofar as reasonably
  can be foreseen, are likely to have a material adverse effect on the business, assets, financial condition or results of operations of the Surviving Corporation or a material adverse effect on the benefits anticipated by Western
  Resources  as  a  result  of  the  consummation  of   the
  transactions contemplated by this Agreement.

        (j)  Tax  Opinion.  Western Resources  shall  have
  received an opinion from Sullivan & Cromwell, counsel  to
  Western  Resources,  in  form  and  substance  reasonably
  satisfactory  to  Western  Resources,  dated  as  of  the
  Closing,  substantially to the effect that (i)  the  KCPL
  Merger  will  qualify  as  a  reorganization  within  the
  meaning  of Section 368(a) of the Code and (ii)  the  KGE
  Merger  will  qualify  as  a  reorganization  within  the
  meaning  of Section 368(a) of the Code and (iii) no  gain
  or  loss will be recognized by the shareholders of KGE or
  Western  Resources  as a result of the  KGE  Merger.   In
  rendering such opinion, Sullivan & Cromwell may require and rely upon representations contained in certificates of officers of KCPL, Western Resources and others.

        (k)  Maximum  Number  of Dissenting  Shares.   The
  aggregate number of Dissenting Shares shall not be greater than 5.5% of the outstanding shares of KCPL
  Common Stock as of the KCPL Effective Time.

       (l) KCPL Merger. The KCPL Merger shall have been consummated in accordance with the terms of this Agreement.

        Section 10.3   Conditions to Obligation of KCPL to
Effect the KCPL Merger.  The obligation of KCPL to effect
the   KCPL  Merger  shall  be  further  subject  to   the
satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by KCPL in writing pursuant to Section 11.5:

        (a) Performance   of  Obligations   of   Western
  Resources,  KGE and New KC.  Western Resources,  KGE  and
  New KC (and/or their appropriate Subsidiaries) will have performed in all material respects their agreements and covenants contained in or contemplated by this Agreement which are required to be performed by them at or prior to the KGE Effective Time.

        (b)  Representations   and   Warranties.     The
  representations and warranties of Western Resources,  KGE
  and  New KC set forth in this Agreement shall be true and
  correct (i) on and as of the date hereof and (ii) on  and
  as  of  the  Closing Date with the same effect as  though
  such representations and warranties had been made on  and
  as  of  the Closing Date (except for representations  and
  warranties  that expressly speak only as  of  a  specific
  date  or time which need only be true and correct  as  of
  such  date or time) except in each of cases (i) and  (ii)
  for such failures of representations or warranties to  be
  true   and   correct  (without  giving  effect   to   any
  materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, would not result in a Western
  Resources Material Adverse Effect.

        (c)  Closing Certificates.  KCPL shall have
  received a certificate signed by the chief financial officer of Western Resources, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 10.3(a) and
  Section 10.3(b) have been satisfied.

        (d)  Western Resources Material Adverse Effect.  No
  Western Resources Material Adverse Effect shall have occurred.

        (e)  Western  Resources  Required  Consents.   The
  Western Resources Required Consents the failure of which to obtain would have a Western Resources Material Adverse
  Effect shall have been obtained.

        (f) Statutory Approvals. KCPL shall be reasonably satisfied that the Final Orders, other than any Final
  Order  issued by FERC, with respect to the KCPL  Required
  Statutory  Approvals and the Western  Resources  Required
  Statutory Approvals shall not impose terms or conditions which, individually or in the aggregate, would have, or insofar as reasonably can be foreseen, are likely to have a material adverse effect on the business, assets, financial condition or results of operations of the Surviving Corporation.

        (g)  FERC  Approval.   KCPL  shall  be  reasonably
  satisfied that any Final Order issued by FERC with respect to the KCPL Required Statutory Approvals and the Western Resources Required Statutory Approvals shall not impose terms or conditions which, individually or in the aggregate, would have, or insofar as reasonably can be foreseen, are likely to have a material adverse effect on the business, assets, financial condition or results of operations of the Surviving Corporation.

        (h)  Tax  Opinion.   KCPL shall have  received  an
  opinion  from Skadden, Arps Slate, Meagher &  Flom,  LLP,
  counsel   to  KCPL,  in  form  and  substance  reasonably
  satisfactory   to   KCPL,  dated  as  of   the   Closing,
  substantially to the effect that (i) the KCPL Merger will
  qualify  as  a  reorganization  within  the  meaning   of
  Section  368(a)  of the Code, (ii) the  KGE  Merger  will
  qualify  as  a  reorganization  within  the  meaning   of
  Section  368(a)  of  the Code, and (iii)  other  than  in
  respect  of  cash paid in lieu of fractional  shares,  no
  gain  or  loss will be recognized by the shareholders  of
  New  KC or KCPL as a result of either the KCPL Merger  or
  the  KGE  Merger.   In rendering such  opinion,  Skadden,
  Arps,  Slate,  Meagher & Flom, LLP may require  and  rely
  upon   representations  contained  in   certificates   of
  officers of KCPL, Western Resources and others.

        (i)  Asset and Stock Contribution; KGE Merger.  The
  Asset Contribution and the Stock Contribution shall have been consummated in accordance with the terms of this Agreement and all conditions to Western Resources' and New KC's obligations to effect the KGE Merger shall have been satisfied or waived.

                        ARTICLE XI

              TERMINATION, AMENDMENT AND WAIVER

        Section 11.1  Termination.  For purposes of  this
Article  XI, only Western Resources and KCPL  shall  have
the  right to terminate this Agreement.  References to  a
party under this Article XI shall mean Western Resources,
KGE  and  New KC, on the one hand, or KCPL, on the  other
hand.  This Agreement may be terminated at any time prior
to  the Closing Date, whether before or after approval by
the   shareholders  of  the  respective  parties   hereto
contemplated by this Agreement:

        (a) by mutual written consent of the Boards of Directors of KCPL and Western Resources;

        (b)(i) by either party if there has been any breach of any representations, warranties, covenants or agreements on the part of the other set forth in this Agreement, which breaches individually or in the aggregate would result in a Western Resources Material Adverse Effect or a KCPL Material Adverse Effect, as the case may be, and, which breaches have not been cured within 20 business days  following receipt by the breaching party of  notice
  of  such breach or adequate assurance of such cure  shall
  not  have  been  given by or on behalf of  the  breaching
  party  within  such  20 business-day period,   by  either
  party, if the KCPL Board of Directors or any committee thereof (A) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or  the transactions contemplated hereby, (B) shall  fail
  to reaffirm such approval or recommendation upon Western Resources' request, (C) shall approve or recommend any acquisition of KCPL or a material portion of its assets or  any tender offer for shares of capital stock of KCPL,
  in each case, other than by Western Resources or an Affiliate thereof or (D) shall resolve to take any of the
  actions  specified  in clause (A), (B)  or  (C),  or   by
  either party, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the transactions contemplated hereby, or by any party hereto if any court of competent jurisdiction in the United States or any state shall have
  issued   an   order,   judgment  or  decree   permanently
  restraining,  enjoining  or  otherwise  prohibiting   the
  transactions   contemplated  hereby,  and   such   order,
  judgment   or   decree  shall  have  become   final   and
  nonappealable;

        (c) by either party hereto, by written notice to the other party, if the KCPL Effective Time shall not have occurred on or before December 31, 1999 (the "Termination Date"); provided, however, that the right to terminate the Agreement under this Section 11.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the KCPL Effective Time to occur on or before this date;

        (d)     by either party hereto, by written notice  to
  the   other   party,   if  (i)  the   Western   Resources
  Shareholders' Approval shall not have been obtained at  a
  duly  held  Western  Resources  Meeting,  including   any
  adjournments thereof, or the KCPL Shareholders' Approval shall not have been obtained at a duly held KCPL Meeting, including any adjournments thereof or (ii) the Western
  Resources   Shareholders'   Approval   and    the    KCPL
  Shareholders' Approval shall not have been obtained on or before August 31, 1998;

        (e) by KCPL, prior to the approval of this Agreement by the shareholders of KCPL, upon five days' prior notice to Western Resources, if, as a result of an Acquisition Proposal by a party other than Western
  Resources  or  any  of  its  Affiliates,  the  Board   of
  Directors  of  KCPL  determines  in  good  faith,   after
  considering applicable provisions of state law, on the basis of oral or written advice of outside counsel that acceptance of the Acquisition Proposal is necessary for the KCPL Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; provided, however, that (i) the Board of Directors of KCPL shall
  have   concluded   in   good  faith,  after   considering
  applicable provisions of state law and after giving effect to all concessions which may be offered by Western Resources pursuant to clause (ii) below, on the basis of oral or written advice of outside counsel that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to any such termination, KCPL shall, and shall cause its respective financial and legal advisors to, negotiate with Western Resources to make such adjustments in the terms and conditions of this Agreement as would enable KCPL to proceed with the transactions contemplated herein; or

        (f) by either party hereto, by the delivery of written notice to the other party not later than 5:00 p.m., New York City time, on the fifth NYSE trading day prior to the scheduled KGE Effective Time (the parties agreeing that each party shall have at least ten NYSE trading days' notice of the KGE Effective Time), if the Western Resources Index Price is less than or equal to $29.78.

        Section 11.2  Effect of Termination.  In the event
of termination of this Agreement by either KCPL or Western Resources pursuant to Section 11.1 there shall be no liability on the part of any party hereto or their respective officers or directors hereunder, except that
Section 9.14 and Section 11.3, the agreement contained in the last sentence of Section 9.1, Section 12.2 and
Section 12.8 shall survive the termination.

        Section 11.3  Termination Fee; Expenses.

        (a)  KCPL Termination Fee.  If (i) this
Agreement (A) is terminated by Western Resources pursuant
to Section 11.1(b)(i), (B) is terminated by KCPL pursuant
to  Section  11.1(e), (C) is terminated as  a  result  of
KCPL's  breach  of  Section 9.4,  or  (D)  is  terminated
because  the  shareholders of KCPL  do  not  approve  the
transactions  contemplated hereby, (ii) at  the  time  of
such  termination  or  prior to  the  meeting  of  KCPL's
shareholders
there shall have been made  an  Acquisition
Proposal involving KCPL or any of its Affiliates (whether
or not such Acquisition Proposal shall have been rejected
or  shall have been withdrawn prior to the time  of  such
termination or of such meeting) and (iii) within two  and
one-half years of the termination of this Agreement  KCPL
or  any  of  its Affiliates becomes a Subsidiary  of  the
party  which  has  made such Acquisition  Proposal  or  a
Subsidiary  of an Affiliate of such party  or  accepts  a
written offer to consummate or consummates an Acquisition
Proposal  with  such party or an Affiliate thereof,  then
KCPL  (jointly  and severally with its Affiliates),  upon
the  signing of a definitive agreement relating  to  such
Acquisition Proposal, or, if no such agreement is signed,
then  at  the closing (and as a condition to the closing)
of KCPL becoming such a Subsidiary or of such Acquisition
Proposal,   KCPL  shall  pay  to  Western   Resources   a
termination fee equal to $50 million in cash.  If  on  or
before  the  Termination Date all of  the  conditions  to
Closing set forth in Sections 10.1, 10.2 and 10.3  hereof
other  than  the  condition set forth in Section  10.3(h)
hereof  shall have been fulfilled, and KCPL shall decline
to  waive such condition, then immediately following  the
Termination  Date KCPL shall reimburse Western  Resources
for  any  and  all  expenses of  Western  Resources  with
respect   to   this   Agreement  and   the   transactions
contemplated hereby, up to a maximum reimbursement of Western Resources by KCPL of $5 million.

        (b)  Western Resources Fees.  If on  or
before the Termination Date all of the conditions to  the
Closing set forth in Sections 10.1, 10.2 and 10.3  hereof
other  than any condition set forth in Sections  10.2(g),
10.2(h),  10.2(i)  or  10.2(j)  hereof  shall  have  been
fulfilled, and Western Resources shall decline  to  waive
such   condition,   then   immediately   following    the
Termination  Date Western Resources shall reimburse  KCPL
for  any  and all expenses of KCPL with respect  to  this
Agreement and the transactions contemplated hereby, up to
a  maximum reimbursement of KCPL by Western Resources  of
$5  million  in the case of the conditions set  forth  in
Section  10.2(h) or 10.2(j), $25 million in the  case  of
the  conditions  set forth in Section  10.2(i),  and  $35
million   in  the  case  of  Section  10.2(g);  provided,
however, that Western Resources shall be required to reimburse KCPL's expenses in respect of the failure of only one of the foregoing closing conditions to be satisfied.

        (c)  Expenses.  The parties agree  that
the  agreements  contained in this Section  11.3  are  an
integral  part of the transactions contemplated  by  this
Agreement  and constitute liquidated damages  and  not  a
penalty.   Notwithstanding  anything  to   the   contrary
contained in this Section 11.3, if one party fails to promptly pay to the other any fee due under Sections
11.3(a) or (b), in addition to any amounts paid or payable pursuant to such sections, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

        Section 11.4   Amendment.  This Agreement  may  be
amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of KCPL and Western Resources and prior to the KGE Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under Article I, Article II, Article III and
Article IV or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of KCPL Common
Stock or Western Resources Common Stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Surviving Corporation, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 11.5  Waiver.  At any time prior  to  the
KGE Effective Time, a party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

        Section 11.6  Standstill Agreements.

            (a)   Upon Termination. If this Agreement  is
terminated pursuant to Section 11.1(a), 11.1(b),  11.1(c)
or  11.1(d) hereof, other than for a termination  (i)  by
Western Resources pursuant to Section 11.1(b)(i), (ii) by
either  party pursuant to Section 11.1(b)(ii),  (iii)  by
either  party pursuant to Section 11.1(d) as a result  of
the  failure  to obtain the KCPL Shareholder's  Approval,
and  (iv) by either party pursuant to Section 11.1(c)  if
one   or   more   of   the  conditions   set   forth   in
Section  10.2(a), 10.2(b), 10.2(c), 10.2(d), 10.2(e)  and
10.2(f)  shall  not  have  been fulfilled  or  waived  by
Western  Resources, for a period of three years from  and
after  the  date  of  such termination Western  Resources
shall  not,  and shall not permit any of its Subsidiaries
to, unless permitted in writing by KCPL (a) in any manner
acquire,  agree  to  acquire  or  make  any  proposal  to
acquire,  directly  or  indirectly,  any  securities   or
property of KCPL or any of its Subsidiaries, (b) seek  or
propose to enter into directly or indirectly, any merger,
business combination, tender offer, exchange offer,  sale
or   purchase   of  assets  or  securities,  dissolution,
liquidation, recapitalization, restructuring  or  similar
transaction  of  or  involving  KCPL  or   any   of   its
Subsidiaries  or to purchase, directly or  indirectly,  a
material  portion of the assets of KCPL  or  any  of  its
Subsidiaries,  (c)  make,  or  in  any  way  participate,
directly   or   indirectly,  in  any  "solicitation"   of
"proxies" (as such terms are used in the proxy  rules  of
the  SEC)  or  consents to vote, or  seek  to  advise  or
influence any person with respect to the voting  of,  any
voting  securities  of KCPL or any of  its  Subsidiaries,
(d)  form,  join or in any way participate in  a  "group"
(within  the meaning of Section 13(d)(3) of the  Exchange
Act)  with respect to any voting security of KCPL or  any
of  its  Subsidiaries, (e) otherwise  act,  alone  or  in
concert with others, to seek to control or influence  the
management,  Board  of  Directors or  policies  of  KCPL,
(f)  have any discussions or enter into
any arrangements, understandings  or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other persons in connection with any of the foregoing, or make any  investment  in  any other person  that  engages,  or
offers or proposes to engage, in any of the foregoing (it
being understood that, without limiting the generality of
the  foregoing, Western Resources shall not be  permitted
to  act  as  a joint bidder or co-bidder with  any  other
person  with respect to KCPL or any of its Subsidiaries),
or (g) make any publicly disclosed proposal regarding any
of  the  foregoing.  The provisions of this Section  11.6
shall cease to apply in the event that a third party, not acting in concert or affiliated with Western Resources,
(i) makes a proposal to acquire or merge with KCPL or to acquire all or substantially all of the assets of KCPL or a KCPL Subsidiary or (ii) acquires 10% or more of the KCPL Common Stock.

            (b)   New KC.  (i) For the purposes  of  this
Section 11.6(b), each of the following terms shall have the following meaning:

        "Western  Resources  Group"  shall  mean  Western
Resources, its Subsidiaries and Affiliates, and any person acting on behalf of Western Resources or any of such Subsidiaries or Affiliates.

        "Voting Securities" shall mean the shares of  New
KC Common Stock and any other issued and outstanding securities of New KC generally entitled to vote for the election of directors of New KC and other matters for which the holders of New KC Common Stock are entitled to vote.

        "Independent Director" shall mean any New KC director that is not an employee or director of Western
Resources or an employee of New KC. Western Resources agrees that for so long as Western Resources shall own, directly or indirectly, more than 50 percent of the issued and outstanding Voting Securities of New KC, and in any case for not more than ten years from the Closing
Date,  Western Resources shall vote all shares of  Voting
Securities beneficially owned by Western Resources to elect, and New KC shall use its best efforts to cause to be elected, at least three Independent Directors to the board of directors of New KC.

        (ii)    Except  as set forth  in  clauses
(iii) and (iv) below, during the period beginning on, and
ending  on  the  tenth anniversary of, the  Closing  Date
(unless earlier terminated pursuant to the provisions  of
this  Agreement), Western Resources shall not, and  shall
cause  the  other members of the Western Resources  Group
not  to,  directly  or  indirectly,  (A)  in  any  manner
acquire,  agree to acquire, make any proposal to  acquire
or  announce or disclose any intention to make a proposal
to   acquire,   directly   or  indirectly,   any   Voting
Securities,  except  pursuant  to  the  KGE   Merger   in
accordance  with  the  terms  and  conditions   of   this
Agreement  or (B) propose to enter into, or  announce  or
disclose any intention to propose to enter into, directly
or   indirectly,  any  merger  or  business   combination
involving New KC or to purchase, directly or indirectly, all or substantially all of the assets of New KC.

        (iii)   Notwithstanding the provisions  of
clause  (ii)  above, following the Closing  Date  Western
Resources may in any manner acquire Voting Securities representing in the aggregate up to but not exceeding the greater of 85% of the Voting Securities on a fully diluted basis or 88.5% of the Voting Securities on a primary basis.

        (iv)   Notwithstanding the provisions  of
clause  (ii)  above, following the Closing Date,  Western
Resources  may make a tender offer or exchange offer  for
all  outstanding shares of New KC Common Stock or  Voting
Securities or take any of the actions described in clause
(ii)(B)  above;  provided that any such action  satisfies
the  following additional requirements (x)  if  a  tender
offer,  the  offer must be a "tender offer" for  purposes
of,  and must be made in compliance with, Rules 14d-1 and
13e-3 under the Exchange Act (or any successor provisions
thereto), and (y) any such action must be at a price  and
on  terms that are fair to the stockholders of New KC (as
determined  by  a  majority of the Independent  Directors
after  the receipt of a fairness opinion with respect  to
any   such   proposed  transaction  from   a   nationally
recognized investment banking firm selected by a majority of the Independent Directors and reasonably acceptable to Western Resources), and must be approved by a majority of the Independent Directors.


                        ARTICLE II

                     GENERAL PROVISIONS

        Section 12.1     Non-Survival;    Effect    of
Representations and Warranties. No representations or warranties in this Agreement shall survive the KGE
Effective Time, except as otherwise provided in this Agreement.

        Section 12.2   Brokers.   KCPL  represents   and
warrants  that, except for Merrill Lynch whose fees  have
been  disclosed to Western Resources prior  to  the  date
hereof,  no  broker,  finder  or  investment  banker   is
entitled  to  any  brokerage, finder's or  other  fee  or
commission  in connection with the KGE Merger,  the  KCPL
Merger or the transactions contemplated by this Agreement
based  upon  arrangements made by or on behalf  of  KCPL.
Western  Resources, New KC and KGE represent and  warrant
that,  except for Salomon, whose fees have been disclosed
to  KCPL prior to the date hereof, and except for certain
soliciting  dealer  arrangements the material  terms  and
conditions  of  which  have been  publicly  disclosed  by
Western  Resources,  New KC or  KGE  prior  to  the  date
hereof,  no  broker,  finder  or  investment  banker   is
entitled to any brokerage, finder's or other fee or commission in connection with the KGE Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Western Resources, New KC or KGE.

        Section 12.3   Notices.  All  notices  and  other
communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service, or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (i)     If to KCPL, to:

                Kansas City Power & Light Company
                1201 Walnut
                Kansas City, Missouri 64106
                Attn: Chief Executive Officer
                Telecopy: (816) 556-2418
                Telephone: (816) 556-2200

                with a copy to:

                Skadden, Arps, Slate, Meagher & Flom, LLP
                919 Third Avenue
                New York, New York 10022
                Attn: Nancy A. Lieberman, Esq.
                Telecopy: (212) 735-2000
                Telephone:  (212) 735-3000

        (ii)    If to Western Resources, New KC or KGE, to:

                Western Resources, Inc.
                818 Kansas Ave.
                Topeka, Kansas 66612
                Attn.  Chief Executive Officer

                with a copy to:

                John K. Rosenberg
                Executive Vice President and General Counsel
                818 Kansas Ave.
                Topeka, Kansas 66612

                and

                Sullivan & Cromwell
                125 Broad Street
                New York, New York 10004
                Attn: Francis J. Aquila, Esq.
                Telecopy: (212) 558-3588
                Telephone:  (212) 558-4000

        Section 12.4   Miscellaneous.   This   Agreement
(including  the  documents and  instruments  referred  to
herein)   (a)   constitutes  the  entire  agreement   and
supersedes all other prior agreements and understandings,
both written and oral, among the parties, or any of them,
with respect to the subject matter hereof other than  the
Confidentiality Agreement, (b) shall not be  assigned  by
either  party and (c) shall be governed by and  construed
in  accordance  with  the laws of  the  State  of  Kansas
applicable  to  contracts executed in  and  to  be  fully
performed  in  such State, without giving effect  to  its
conflicts  of law rules or principles and except  to  the
extent  the  provisions of this Agreement (including  the
documents   or  instruments  referred  to   herein)   are
expressly governed by or derive their authority from the KGCC.

        Section 12.5  Interpretation.  When a reference is
made  in  this  Agreement to Sections or  Exhibits,  such
reference  shall  be  to a Section  or  Exhibit  of  this
Agreement, respectively, unless otherwise indicated.  The
table   of  contents  and  headings  contained  in   this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or
"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."
When a reference is made in this Agreement to the "knowledge" of Western Resources, such reference shall also refer to the knowledge of New KC and KGE.

        Section 12.6    Counterparts;   Effect.    This
Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        Section 12.7    Parties' Interest.  This  Agreement
shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified
Parties as set forth in Section 9.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 12.8   Waiver of Jury Trial  and  Certain
Damages.   Each  party to this Agreement waives,  to  the
fullest extent permitted by applicable law, (a) any right
it  may have to a trial by jury in respect of any action,
suit  or  proceeding arising out of or relating  to  this
Agreement and (b) without limitation to Section 11.3, any
right it may have to receive damages from any other party
based  on  any  theory  of  liability  for  any  special,
indirect,  consequential  (including  lost  profits)   or
punitive damages.

        Section 12.9   Enforcement.  The parties agree that
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Kansas or in Kansas state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Kansas or any Kansas state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Kansas.

        Section 12.10   Severability.  The  provisions  of
this   Agreement  shall  be  deemed  severable  and   the
invalidity or unenforceability of any provision shall not
affect  the  validity  or  enforceability  of  the  other
provisions  hereof.  If any provision of this  Agreement,
or the application thereof to any person or entity or any
circumstance, is invalid or unenforceable, (a) a suitable
and equitable provision shall be substituted therefor  in
order  to  carry  out,  so  far  as  may  be  valid   and
enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        Section 12.11    Anti-dilution.    The   Western
Resources  Index Price and the Conversion Ratio  and  any
Western  Resources  share  price  referred  to  in   this
Agreement shall be appropriately adjusted in the case of any stock dividend, reclassification, recapitalization, split-up, combination or subdivision with respect to the common stock of Western Resources.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    KANSAS CITY POWER & LIGHT
                                    COMPANY

Attest:  /s/ Jeanie Sell Latz       By:   /s/A. Drue Jennings
         Secretary                        A. Drue Jennings
                                          Chairman of the Board, President
                                          and Chief Executive Officer


                                    WESTERN RESOURCES, INC.

Attest:  /s/ Richard D. Terrill     By:   /s/John E. Hayes, Jr.
         Secretary                        John E. Hayes, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer


                                    KANSAS GAS AND ELECTRIC
                                    COMPANY

Attest:  /s/ Richard D. Terrill     By:   /s/William B. Moore
         Secretary                        William B. Moore
                                          Chairman of the Board and
                                          President


                                    NKC, INC.

Attest:   /s/ Richard D. Terrill    By:    /s/John K. Rosenberg
          Secretary                        John K. Rosenberg
                                           President

                      TABLE OF CONTENTS

                                                               Page
                        ARTICLE I
                   THE CONTRIBUTIONS

Section 1.1     The Asset Contribution                           2
Section 1.2     Liabilities Assumed                              3
Section 1.3     Retained Liabilities                             3
Section 1.4     Instruments of Transfer                          3
Section 1.5     Assignment or Assumption of Contract Rights      4
Section 1.6     The Stock Contribution                           4
Section 1.7     Certain Taxes                                    5

                        ARTICLE II
                MERGER OF KCPL WITH AND INTO NEW KC

Section 2.1     The KCPL Merger                                  5
Section 2.2     Effects of the KCPL Merger                       5
Section 2.3     Effective Time of the KCPL Merger                6
Section 2.4     Effect of the KCPL Merger on KCPL and New KC
                Capital Stock                                    6
Section 2.5     Debt of New KC                                   7
Section 2.6     Name of New KC                                   7

                        ARTICLE III
                MERGER OF KGE WITH AND INTO NEW KC

Section 3.1     The KGE Merger                                   7
Section 3.2     Effects of the KGE Merger                        8
Section 3.3     Effective Time of the KGE Merger                 8
Section 3.4     Effect of the KGE Merger on KGE Capital Stock    8
Section 3.5     Effect of the KGE Merger on Certain Western
                Resources Common Stock                           8

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

                        ARTICLE IV
                ADDITIONAL TRANSACTIONS

Section 4.1     Distribution of Western Resources Common Stock   9
Section 4.2     Distribution of KLT Capital Stock to Western
                Resources                                        9
Section 4.3     Conversion of New KC Series B Common Stock
                Owned by Western Resources                       9

                        ARTICLE V
                        THE CLOSING

Section 5.1     Closing                                          9

                        ARTICLE VI
                REPRESENTATIONS AND WARRANTIES OF KCPL

Section 6.1     Organization and Qualification                  10
Section 6.2     Subsidiaries                                    10
Section 6.3     Capitalization                                  11
Section 6.4     Authority; Non-Contravention; Statutory
                Approvals; Compliance                           12
Section 6.5     Reports and Financial Statements                13
Section 6.6     Absence of Certain Changes or Events            14
Section 6.7     Litigation                                      14
Section 6.8     Registration Statement and Proxy Statement      15
Section 6.9     Tax Matters                                     15
Section 6.10    Employee Matters; ERISA                         17
Section 6.11    Environmental Protection                        19
Section 6.12    Regulation as a Utility                         21
Section 6.13    Vote Required                                   21
Section 6.14    Article Twelfth of KCPL's Restated Articles
                of Consolidation                                21
Section 6.15    Opinion of Financial Advisor                    21
Section 6.16    Insurance                                       21
Section 6.17    KCPL not a Related Person                       22
Section 6.18    Takeover Statutes                               22
Section 6.19    Termination of UtiliCorp Agreement              22

                        ARTICLE VII
                 REPRESENTATIONS AND WARRANTIES OF
                 WESTERN RESOURCES, KGE AND NEW KC

Section 7.1     Organization and Qualification                  23
Section 7.2     Subsidiaries                                    23
Section 7.3     Capitalization                                  23
Section 7.4     Authority; Non-Contravention; Statutory
                Approvals; Compliance                           25
Section 7.5     Reports and Financial Statements                26
Section 7.6     Absence of Certain Changes or Events            27
Section 7.7     Litigation                                      27
Section 7.8     Registration Statement and Proxy Statement      28
Section 7.9     Tax Matters                                     28
Section 7.10    Employee Matters; ERISA                         29
Section 7.11    Environmental Protection                        31
Section 7.12    Regulation as a Utility                         32
Section 7.13    Vote Required                                   32
Section 7.14    Article XI (Business Combination with
                Interested Shareholder) of Western
                Resources' Articles of Incorporation            33
Section 7.15    Opinion of Financial Advisor                    33
Section 7.16    Insurance                                       33
Section 7.17    Western Resources not an Interested
                Shareholder                                     33
Section 7.18    Takeover Statutes                               34
Section 7.19    No Prior Operations of New KC                   34
Section 7.20    Title to Properties                             34
Section 7.21    Condition of Assets                             35
Section 7.22    Accounts Receivable                             35

                        ARTICLE VIII
        CONDUCT OF BUSINESS PENDING THE KGE MERGER

Section 8.1     Covenants of KCPL                               35
Section 8.2     Covenants of Western Resources, New KC and
                KGE                                             41

                        ARTICLE IX
                ADDITIONAL AGREEMENTS

Section 9.1     Access to Information                           42
Section 9.2     Joint Proxy Statement and Registration
                Statement                                       43

Section 9.3     Regulatory Matters                              44
Section 9.4     Shareholder Approval                            44
Section 9.5     Directors' and Officers' Indemnification        45
Section 9.6     Public Announcements                            47
Section 9.7     Rule 145 Affiliates                             47
Section 9.8     Employee Agreements and Workforce Matters       47
Section 9.9     Employee Benefit Plans                          47
Section 9.10    Stock Options                                   48
Section 9.11    No Solicitations                                49
Section 9.12    Board of Directors of New KC                    50
Section 9.13    Post-Merger Operations                          50
Section 9.14    Expenses                                        51
Section 9.15    Transition Management                           51
Section 9.16    Purchase Accounting and Tax-Free Status         51
Section 9.17    Further Assurances                              51
Section 9.18    Interim Dividends                               52
Section 9.19    Redemption of Certain Western Resources
                $100 Preferred                                  52

                     ARTICLE X
                     CONDITIONS

Section 10.1    Conditions to Each Party's Obligation to
                Effect the KGE Merger and the KCPL Merger       52
Section 10.2    Conditions to Obligation of Western
                Resources, KGE and New KC to Effect the
                KGE Merger                                      53
Section 10.3    Conditions to Obligation of KCPL to Effect
                the KCPL Merger                                 55

                        ARTICLE XI
                TERMINATION, AMENDMENT AND WAIVER

Section 11.1    Termination                                     57
Section 11.2    Effect of Termination                           58
Section 11.3    Termination Fee; Expenses                       58
Section 11.4    Amendment                                       59
Section 11.5    Waiver                                          60
Section 11.6    Standstill Agreements                           60

                        ARTICLE XII
                        GENERAL PROVISIONS

Section 12.1    Non-Survival; Effect of Representations and
                Warranties                                      62
Section 12.2    Brokers                                         62
Section 12.3    Notices                                         62
Section 12.4    Miscellaneous                                   64
Section 12.5    Interpretation                                  64
Section 12.6    Counterparts; Effect                            64
Section 12.7    Parties' Interest                               64
Section 12.8    Waiver of Jury Trial and Certain Damages        64
Section 12.9    Enforcement                                     64
Section 12.10   Severability                                    65
Section 12.11   Anti-dilution                                   65

                  INDEX OF PRINCIPAL TERMS

                                                               Page

1935 Act 10
4 1/2% Western Resources $100 Preferred                         24
4 1/4% Western Resources $100 Preferred                         24
5% Western Resources $100 Preferred                             24
Accounts Receivable                                             35
Acquisition Proposal                                            50
Affiliate                                                       22
Affiliate Agreement                                             47
Aggregate Consideration                                         9
Agreement                                                       1
Asset Contribution                                              1
Assumed Liabilities                                             3
Atomic Energy Act                                               13
Closing                                                         9
Closing Agreement                                               16
Closing Date                                                    10
Code                                                            2
Confidentiality Agreement                                       42
Control                                                         22
Controlled By                                                   22
Conversion Ratio                                                4
Dissenting Shares                                               6
Dissenting Shareholders                                         6
Easements                                                       35
Environmental Claim                                             20
Environmental Laws                                              20
Environmental Permits                                           19
ERISA                                                           17
Exchange Act                                                    13
FERC                                                            13
Final Order                                                     53
GAAP                                                            14
Governmental Authority                                          13
Hazardous Materials                                             20
HSR Act                                                         44
Indemnified Liabilities                                         45
Indemnified Parties                                             45
Indemnified Party                                               45
Investments                                                     36

IRS                                                             17
Joint Proxy/Registration Statement                              43
KCPL                                                            1
KCPL Benefit Plans                                              17
KCPL Business Plan                                              35
KCPL Common Stock                                               4
KCPL Cumulative Preferred                                       11
KCPL Disclosure Schedule                                        10
KCPL Effective Time                                             6
KCPL Employees                                                  47
KCPL Financial Statements                                       14
KCPL Material Adverse Effect                                    14
KCPL Meeting                                                    44
KCPL Merger                                                     1
KCPL No Par Preferred                                           11
KCPL Preference Stock                                           11
KCPL Preferred Stock                                            11
KCPL Required Consents                                          12
KCPL Required Statutory Approvals                               13
KCPL SEC Reports                                                14
KCPL Shareholders' Approval                                     21
KCPL Stock Options                                              48
KCPL Stock Plans                                                11
KCPL Subsidiary                                                 10
KGCC                                                            6
KGE                                                             1
KGE Common Stock                                                8
KGE Effective Time                                              8
KGE Merger                                                      1
KLT                                                             7
KLT Stock Distribution                                          9
KPL                                                             1
KPL Assets                                                      2
KPL Balance Sheet                                               3
KPL Business                                                    1
Lien                                                            34
Merrill Lynch                                                   21
MGBCL                                                           6
New KC                                                          1
New KC Articles                                                 5
New KC By-Laws                                                  6
New KC Common Stock                                             24
New KC Series A Common Stock                                    6
New KC Series B Common Stock                                    8
Non-KPL Assets                                                  2

NRC                                                             13
NYSE                                                            5
Original Agreement                                              1
Original Execution Date                                         1
PBGC                                                            18
PCBs                                                            20
Permitted Liens                                                 34
Power Act                                                       13
Proxy Statement                                                 15
Registration Statement                                          15
Release                                                         21
Representatives                                                 42
Salomon                                                         33
SEC                                                             13
Securities Act                                                  13
Series B Conversion                                             9
Stock Contribution                                              1
Subsidiary                                                      10
Surviving Corporation                                           8
Task Force                                                      51
Tax Return                                                      15
Tax Ruling                                                      16
Taxes                                                           15
Termination Date                                                57
Under Common Control With                                       22
UtiliCorp                                                       2
Utilicorp Agreement                                             2
UtiliCorp Confidentiality Agreement                             22
Violation                                                       12
Voting Debt                                                     11
Western Resources                                               1
Western Resources $100 Preferred                                23
Western Resources Articles                                      22
Western Resources Benefit Plans                                 29
Western Resources By-Laws                                       45
Western Resources Common Stock                                  4
Western Resources Disclosure Schedule                           23
Western Resources Financial Statements                          27
Western Resources Index Price                                   5
Western Resources Material Adverse Effect                       27
Western Resources Meeting                                       45
Western Resources No-Par Preferred                              23
Western Resources Preference Stock                              24

Western Resources Preferred Stock                               24
Western Resources Required Consents                             25
Western Resources Required Statutory Approvals                  25
Western Resources SEC Reports                                   26
Western Resources Shareholders' Approval                        33
Western Resources Stock Distribution                            9
Western Resources Subsidiary                                    23